Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Comfort Systems USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

COMFORT SYSTEMS USA, INC.
675 Bering Drive, Suite 400
Houston, Texas 77057

April [    ], 2016

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of the Stockholders of Comfort Systems USA, Inc., which will be held on Thursday, May 19, 2016 at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024 at 11:00 a.m. local time.

        Information about the meeting is presented on the following pages. At this meeting you are being asked to elect the nine directors nominated by the board to serve until the next annual meeting; to ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2016; to approve, by stockholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a "Say on Pay" proposal; and to approve an amendment to Article Five of the Company's Second Amended and Restated Certificate of Incorporation to provide that any of the Company's directors may be removed, with or without cause, by the holders of a majority of the Company's outstanding shares then entitled to vote in an election of directors.

        Please read the proxy statement, which presents important information about the Company and each of the items being presented for stockholder vote. Whether or not you intend to be present in person, when you have finished reading the statement, please submit your vote promptly by telephone or internet, which saves the Company money, or by marking, signing, and returning your proxy card in the enclosed envelope so that your shares will be represented.

        We hope that many of you will be able to attend the meeting in person. We look forward to seeing you there.

Sincerely yours,

FRANKLIN MYERS Chairman of the Board	BRIAN E. LANE President and Chief Executive Officer

COMFORT SYSTEMS USA, INC.
675 Bering Drive, Suite 400
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2016

        Notice is hereby given that the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Comfort Systems USA, Inc., a Delaware corporation (the "Company"), will be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024, at 11:00 a.m. local time on Thursday, May 19, 2016 for the following purposes:

  1.
  To elect nine (9) directors nominated by the board of directors to serve until the 2017 Annual Meeting of Stockholders;

  2.
  To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2016;

  3.
  To approve, by a stockholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a "Say on Pay" proposal;

  4.
  To approve an amendment to Article Five of the Company's Second Amended and Restated Certificate of Incorporation to provide that any of the Company's directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote in an election of directors; and

  5.
  To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

        We are not aware of any other business to come before the Annual Meeting. Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 21, 2016 are entitled to notice of and to vote at the Annual Meeting. In the event there are not enough votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

By Order of the Board of Directors,

TRENT T. MCKENNA Corporate Secretary

Houston, Texas
April [    ], 2016

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE EITHER FOLLOW THE DIRECTIONS FOR PHONE OR INTERNET VOTING ON YOUR PROXY CARD OR SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

COMFORT SYSTEMS USA, INC.

Annual Meeting of Stockholders
May 19, 2016

PROXY STATEMENT

GENERAL MEETING INFORMATION

Why am I receiving this proxy statement?

        The enclosed proxy is solicited by the Board of Directors (the "Board") of Comfort Systems USA, Inc. (the "Company") for the 2016 Annual Meeting of Stockholders (the "Annual Meeting"), to be voted at the Annual Meeting. This proxy statement and the enclosed proxy are first being provided to stockholders on or about April [    ], 2016.

When and where is the 2016 Annual Meeting of Stockholders?

        The Annual Meeting will be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024, at 11:00 a.m. local time on Thursday, May 19, 2016, and at any reconvened meetings after any adjournments or postponements thereof.

Who can vote?

        The holders of record of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on March 21, 2016 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

How do I vote?

        If you are a record stockholder, you may vote in person at the Annual Meeting or by proxy. You may submit your vote by proxy by providing your voting instructions by internet or telephone or by signing, dating and returning a proxy card. The instructions for each method of voting are on the proxy card. If you wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you.

        If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification, you should bring both (i) an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and (ii) a proxy issued in your name, which you must obtain from the record holder.

What are the voting rights of holders of Common Stock?

        Each share of Common Stock is entitled to one vote on each matter before the Annual Meeting.

What are my voting choices and what is the required vote?

        By giving us your proxy, you authorize the persons named on the proxy card to vote your shares in the manner you indicate at the Annual Meeting or at any adjournments or postponements thereof.

Proposal 1: Election of Directors

        In the vote on the election of director nominees nominated by the board of directors to serve until the 2017 Annual Meeting, stockholders may:

  (a)
  vote for all nominees;

  (b)
  withhold authority from the proxy holders to vote for all nominees; or

  (c)
  vote for all nominees except those specified.

        The Board recommends a vote FOR all nominees. If a quorum is present, the nine nominees for election as directors receiving the greatest number of votes properly cast at the Annual Meeting or at any adjournments or postponements thereof will be elected. As a result, a vote to withhold authority will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of the election.

Proposal 2: Ratification of Auditors

        In the vote on whether to ratify the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2016, stockholders may:

  (a)
  vote for ratification;

  (b)
  vote against ratification; or

  (c)
  abstain from voting on ratification.

        The Board recommends a vote FOR ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of the independent auditors. Abstentions will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

Proposal 3: Non-Binding Advisory "Say on Pay" Vote

        In the non-binding advisory vote on whether to approve the compensation paid by the Company to its named executive officers, stockholders may:

  (a)
  vote for approval;

  (b)
  vote against approval; or

  (c)
  abstain from voting on the approval.

        The Board recommends a vote FOR approval. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will constitute the stockholders' non-binding approval with respect to the Company's executive compensation programs. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

Proposal 4: Approval of Amendment to Article Five of the Company's Second Amended and Restated Certificate of Incorporation

        In the vote on whether to approve the amendment to Article Five of the Company's Second Amended and Restated Certificate of Incorporation, stockholders may:

  (a)
  vote for approval;

  (b)
  vote against approval; or

  (c)
  abstain from voting on the approval.

        The Board recommends a vote FOR this proposal. The affirmative vote of a majority of the outstanding stock entitled to vote thereon will be required to adopt Proposal 4. Abstentions and broker non-votes will be counted toward a quorum, and will have the effect of a vote against this proposal.

What constitutes a quorum?

        A quorum is the minimum number of shares required to hold a meeting. Consistent with Delaware law and the Company's Bylaws, the holders of a majority in number of the total outstanding shares of stock of the Company entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum as to that matter. As of the Record Date, 37,345,799 shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of holders of Common Stock representing at least 18,672,900 votes will be required to establish a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the accompanying Notice of Annual Meeting was sent directly to you by the Company.

        If your shares are held in an account at a brokerage firm, bank, broker- dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice of Annual Meeting was forwarded to you by your bank, broker, or other intermediary. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What happens if I do not give specific voting instructions?

        If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares FOR the nominees listed in Proposal 1, FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors for 2016 in Proposal 2, FOR approval with respect to the Company's executive compensation programs in Proposal 3, and FOR approval of the amendment to Article Five of the Company's Second Amended and Restated Certificate of Incorporation in Proposal 4.

        If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under New York Stock Exchange ("NYSE") rules, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters (including uncontested director elections and "Say on Pay"). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter (including uncontested director elections and "Say on Pay"), the organization that holds your shares will inform our election inspectors that it does not have the authority to vote on this matter with respect to your shares and your shares will not be voted. This is generally referred to as a

"broker non-vote." When our election inspectors tabulate the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares.

Can I change my vote after I return my proxy card?

        Yes. A proxy may be revoked by a record stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company no later than the close of business on May 18, 2016, or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. If your stock is held in street name, you must follow the instructions of the broker, bank, or nominee as to how to change your vote.

Who pays to prepare, mail, and solicit the proxies?

        The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers, directors, and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail, telephone, or email communication. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

Who tabulates the votes?

        Votes cast by proxy or in person at the Annual Meeting will be counted by two people appointed by the Company to act as election inspectors for the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        We do not know of any matters that may be properly presented for action at the Annual Meeting other than Proposals 1, 2, 3, and 4. If other business does properly come before the Annual Meeting, the persons named in the proxy intend to act on those matters as they deem advisable. With respect to shares held in street name, the nominee may vote on those matters, subject to the NYSE's rules on the exercise of discretionary authority.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I find the Company's governance documents, such as its corporate Governance Standards, director Independence Guidelines, Corporate Compliance Policy, and Board committee charters?

        All these documents can be found on our website at http://governance.comfortsystemsusa.com. Please note that documents and information on our website are not incorporated into this proxy statement by reference. These documents are also available in print by writing to the Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, Texas 77057.

How can I receive a copy of the Annual Report?

        The Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the year ended December 31, 2015, accompanies this proxy statement and may also be accessed through our website—http://investors.comfortsystemsusa.com.

Where can I find the voting results of the Annual Meeting?

        We plan to announce the preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K, which we will file with the United States Securities and Exchange Commission (the "SEC") and make available on our website—http://investors.comfortsystemsusa.com.

When and where will a list of stockholders be available?

        A list of stockholders of record will be available for examination at the Company's headquarters during ordinary business hours for the ten days prior to the Annual Meeting.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Board of Directors

        Nine directors will be elected at the Annual Meeting to serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in May 2017.

Information with Respect to Nominees for Director

        The nominees for election at the Annual Meeting are Darcy G. Anderson, Herman E. Bulls, Alfred J. Giardinelli, Jr., Alan P. Krusi, Brian E. Lane, Franklin Myers, James H. Schultz, Constance E. Skidmore, and Vance W. Tang (collectively the "Nominees").

        If elected, each Nominee has agreed to serve for a term of one year expiring at the 2017 Annual Meeting of Stockholders. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

  Nominees

        Set forth below are the names, ages as of March 31, 2016, and principal occupations for at least the past five years of each of the Nominees and the names of any other public companies on which each is currently serving, or has served in the past five years, as a director:

DARCY G. ANDERSON, 59
Director

        Darcy G. Anderson has served as a Director of the Company since March 2008. Since April 2009, Mr. Anderson has served as Vice Chairman of Hillwood, a real estate, oil and gas, and investments company. From November 2000 until April 2009, Mr. Anderson served as Chief People Officer and Vice President for Perot Systems Corporation, an information technology services and consulting firm. Prior to joining Perot Systems, Mr. Anderson held various positions at Hillwood Development Corporation beginning in 1987, including Senior Vice President for Corporate Affairs and Chief Operating Officer. Mr. Anderson also served as president of Hillwood Urban, overseeing all of the operations and development for the company's Victory project and the new American Airlines Center in downtown Dallas. He also served in various leadership roles for the Perot '92 Presidential Campaign. Mr. Anderson joined Electronic Data Systems (EDS) in 1983 working in recruiting management. Prior to his employment with EDS, Mr. Anderson completed five years of active duty in the United States Army Corp of Engineers. He is a Director for the West Point Association of Graduates and a Member of the Executive Committee of the Board of Directors of the Dallas World Affairs Council. Mr. Anderson is a graduate of the United States Military Academy at West Point.

        Mr. Anderson has significant experience and knowledge of real estate development, human resources and leadership development practices, energy efficiency, corporate facilities management, and information technology services.

HERMAN E. BULLS, 60
Director

        Herman E. Bulls has served as a Director of the Company since February 2001. Mr. Bulls serves as Vice Chairman, Americas and International Director of JLL, an international full-service real estate firm. He is the founder of JLL's Public Institutions and served as Chairman and Chief Executive Officer from January 2002 until January 2014. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of one of the nation's largest Fannie Mae multifamily lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for JLL. From 1989 until 1998, he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with JLL, he served over eleven years of active duty service with the United States Army. Mr. Bulls was the Co-Founder, President, and Chief Executive Officer of Bulls Capital Partners, a commercial mortgage firm. He sold the firm to a Wall Street entity in 2010. Mr. Bulls retired as a Colonel from the Army Reserve. Mr. Bulls is a member of the Board of Directors of the West Point Association of Graduates, serves as a member of the Real Estate Advisory Committee for New York State Teachers' Retirement System, and serves on the Board of Directors of Rasmussen College, USAA, Tyco International and Computer Sciences Corporation. Mr. Bulls served on the Board of Directors of Exelis Inc. from 2011 until its 2015 merger with Harris Corporation. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

        Mr. Bulls has decades of real estate and finance experience with a particular knowledge of team building, marketing, and strategic development.

ALFRED J. GIARDINELLI, JR., 68
Director

        Alfred J. Giardinelli, Jr., one of the original founders of the Company, has served as a Director of the Company since June 1997. Since 1982, Mr. Giardinelli has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company. Mr. Giardinelli is a graduate of Florida State University.

        Mr. Giardinelli has forty years of experience in the construction industry and has been involved in the formation and growth of the Company since its inception. As President of one of the Company's operating subsidiaries, Mr. Giardinelli provides the Board a unique and valuable perspective on the construction business.

ALAN P. KRUSI, 61
Director

        Alan P. Krusi has served as a Director of the Company since March 2008. Mr. Krusi has been President, Strategic Development of AECOM Technology Corporation, a global provider of professional technical and management support services, since October 2011, and served as Executive Vice President for Corporate Development from August 2008 until October 2011. From 2003 until 2008 Mr. Krusi served as President of Earth Tech, Inc., an engineering, consulting, and construction services firm owned by Tyco International. From 2002 to 2003, Mr. Krusi served as CEO of RealEnergy, Inc., a company providing on-site cogeneration to commercial and industrial customers. From 1999 to 2002, Mr. Krusi served as President of the Construction Services division of URS Corporation, where he oversaw an international construction services business specializing in construction management and program management. Prior to his employment with URS, and over a period of twenty- two years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. Mr. Krusi currently serves on the Board of Directors of Blue Earth, Inc., Alacer Gold Corp and Layne Christensen Company. Mr. Krusi is a graduate of the University of California at Santa Barbara and is a Registered Geologist, Certified Engineering Geologist, and Licensed General Contractor in the State of California.

        Mr. Krusi has more than thirty-five years of experience in the construction and engineering industries, including experience in executive management positions for public companies.

BRIAN E. LANE, 59
Director, President, and Chief Executive Officer

        Brian E. Lane has served as Chief Executive Officer and President of Comfort Systems since December 2011 and as a director since November 2010. Mr. Lane served as Comfort Systems' President and Chief Operating Officer from March 2010 until December 2011. Mr. Lane joined Comfort Systems in October 2003 and served as Vice President and then Senior Vice President for Region One of the Company until he was named Executive Vice President and Chief Operating Officer in January 2009. Prior to joining Comfort Systems, Mr. Lane spent fifteen years at Halliburton, the global service and equipment company devoted to energy, industrial, and government customers. During his tenure at Halliburton, he held various positions in business development, strategy, and project initiatives. He departed as the Regional Director of Europe and Africa. Mr. Lane's additional experience included serving as a Regional Director of Capstone Turbine Corporation, a distributed power manufacturer. He also was a Vice President of Kvaerner, an international engineering and construction company where he focused on the chemical industry. Mr. Lane is a member of the Board of Directors of Griffen Dewatering Corporation and Main Street Capital Corporation. Mr. Lane earned a Bachelor of Science in Chemistry from the University of Notre Dame and his MBA from Boston College.

        Mr. Lane has more than thirty years of experience in the construction and engineering industries. As the Company's Chief Executive Officer and President, Mr. Lane provides the Board a valuable perspective on the Company's day- to-day operations and on current trends and developments in the industry.

FRANKLIN MYERS, 63
Director and Chairman of the Board

        Franklin Myers has served as a Director of the Company since May 2005 and as Chairman of the Board since May 2014. Mr. Myers has been a Senior Advisor and advisory director of Quantum Energy Partners, a private equity firm, since February 2013 and was an operating advisor to Paine and Partners, a private equity firm, from October 2009 until December 2012. From April 2008 until March 2009, Mr. Myers served as Senior Advisor to Cameron International Corporation, a global provider to the oil & gas and process industries. Mr. Myers served as the Senior Vice President of Finance and Chief Financial Officer of Cameron International Corporation from 2003 to 2008. From 1995 to 2003, Mr. Myers served at various times as Senior Vice President and President of a division within Cooper Cameron Corporation as well as General Counsel and Secretary. Prior to joining Cooper Cameron Corporation in 1995, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated, and an attorney and partner at the law firm of Fulbright & Jaworski, now known as Norton Rose Fulbright. Mr. Myers currently serves on the Board of Directors of Ion Geophysical Corporation, HollyFrontier Corporation, Forum Energy Technologies and WireCo WorldGroup, a privately owned company. Mr. Myers served on the Board of Directors of Seahawk Drilling Company from 2009 until 2011, and of Frontier Oil Corporation—a predecessor of HollyFrontier Corporation—from 2009 until its 2011 merger with Holly Corporation. Mr. Myers holds a Bachelor of Science,

Industrial Engineering, from Mississippi State University and a J.D. degree, with honors, from the University of Mississippi.

        Mr. Myers has several decades of public company experience, with a particular knowledge of operations, financial management, and legal affairs. Additionally, Mr. Myers has significant experience serving on other public company boards and has served as an adjunct professor at the University of Texas School of Law where he taught a course on mergers and acquisitions.

JAMES H. SCHULTZ, 67
Director

        James H. Schultz has served as a Director of the Company since November 2002. He retired from the American Standard Companies in 2001, where he had worked for thirty-one years. Mr. Schultz served as President of the Trane Commercial Air Conditioning Group, a division of the American Standard Companies, from 1998 to 2001. Prior to that time he served in various other capacities, including Executive Vice President. Mr. Schultz served on the Board of Directors of Goodman Global, Inc. from 2006 to 2008. Mr. Schultz has been Chair and a Board member of the Air Conditioning and Refrigeration Institute, and serves on The Iowa State University Foundation Board of Governors. Mr. Schultz is also a Board Member of Twin City Fan. Mr. Schultz is a graduate of Iowa State University.

        Mr. Schultz has extensive experience related to the manufacture, sale, service, and installation of HVAC equipment and performance contracting. As President of the Trane Commercial Air Conditioning Group, Mr. Schultz was responsible for the division's profit and loss statements. As a result of his experience, Mr. Schultz is very knowledgeable about the Company's industry.

CONSTANCE E. SKIDMORE, 64
Director

        Constance E. Skidmore has served as a Director of the Company since December 2012. Ms. Skidmore retired from PricewaterhouseCoopers, a public accounting firm, in 2009, after serving for more than two decades as a partner, including a term on its governing board. Ms. Skidmore serves on the Audit Committee of ShoreTel, Inc. (NASDAQ: SHOR) and on the boards of several other privately-held and non-profit companies: Ivis Technologies, The V Foundation for Cancer Research, Viz Kinect, and First Warning Systems. Ms. Skidmore is a graduate of Florida State University and earned a master of science in taxation from Golden Gate University.

        Ms. Skidmore has more than thirty years of experience in accounting and finance, including in the construction industry, and significant experience and knowledge in talent management and strategic planning.

VANCE W. TANG, 49
Director

        Vance W. Tang has served as a Director of the Company since December 2012. Mr. Tang has been President and Owner of VanTegrity Financial, LLC, a wealth management firm, since February 2012, and VanTegrity Consulting, a strategy and leadership consulting services and executive coaching provider, since August 2012. Mr. Tang previously served as President and Chief Executive Officer of the U.S. subsidiary of KONE OY, a public company and a leading global provider of elevators and escalators, and Executive Vice President of KONE Corporation from February 2007 until August 2012. In this role he led the organization through a major transformation around customer focus and profitable growth. Prior to joining KONE, he was Vice President and General Manager at Honeywell Building Control Systems. Previously, he spent more than a decade at Trane, a supplier of heating, ventilation, and air conditioning systems to both the residential and commercial markets. He serves on the Board of Directors of American Woodmark Corporation (NASDAQ:AMWD) and the Board of Governors of the Center for Creative Leadership. Mr. Tang has a Bachelor of Science degree in Electrical Engineering and an MBA degree from the University of Wisconsin.

        Mr. Tang has deep operations experience in the construction and service industries, including experience as a Chief Executive Officer, and he also has experience serving on other public company boards. Additionally, Mr. Tang is currently serving as our Board Liaison for Cybersecurity, leveraging his engineering background and business leadership experience.

The Board of Directors recommends that stockholders vote FOR the Directors listed above in Proposal Number 1.

Meetings of the Board and Committees

        During the year ended December 31, 2015, the Board held five regular meetings and four special meetings. At each regularly scheduled meeting of the Board, the non-management directors, each of whom is independent, met separately from management in executive session under the direction of Mr. Myers, the Chairman of the Board. Members of the Board are encouraged to attend the Annual Meeting and all members of the Board attended the Annual Meeting in 2015. Additional information regarding the determination of director independence is set forth below under "Corporate Governance—Independence." Each director attended at least 75% of the aggregate of the number of meetings of the Board and the Board committees of which he or she was a member that took place during his or her term of office.

        The Board has several committees. Each of these committees and their members are described below. The Board has adopted a written charter for each of these committees which, together with the Board's Governance Standards and Independence Guidelines, are available on the Company's website at http://governance.comfortsystemsusa.com, or by writing to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, Texas 77057.

  Audit Committee

        The Audit Committee, which held eight regular meetings during 2015, reviews with management and the independent auditors the Company's quarterly and annual financial statements, the scope of the audit, any comments made by the independent auditors and such other matters as the committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management those matters relating to compliance with corporate policies, as the committee deems appropriate. The Audit Committee reviews and reassesses the adequacy of its charter every year and has done so for 2016.

        The current members of the Audit Committee are Ms. Skidmore and Messrs. Myers, Krusi, Schultz and Tang, none of whom is or has been an executive officer or employee of the Company at any time. The Board has determined that the committee consists entirely of directors who meet the independence requirements of the NYSE's listing standards, the Board's Independence Guidelines (discussed below at "Corporate Governance—Independence") and the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, the Board has determined that each member of the Audit Committee is financially literate, and based on accounting or related financial management expertise, that each of Ms. Skidmore and Messrs. Myers, Krusi, Schultz and Tang are audit committee financial experts.

  Compensation Committee

        The Compensation Committee, which held five regular meetings and one special meeting during 2015, establishes and administers the Company's executive compensation program and reviews and advises the Board with respect to major organizational changes, leadership development and leadership succession, other than the succession of the Chief Executive Officer, which is overseen by the Governance and Nominating Committee. The Compensation Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and also reviews incentive awards. The members of the committee are Messrs. Anderson, Bulls, Krusi, Myers, and Tang, none of whom is or has been an executive officer or employee of the Company at any time. The committee may delegate any of its responsibilities to a subcommittee thereof. The committee has the authority to hire a professional consultant to review and analyze the Company's compensation programs. In 2015, the Committee retained Pearl Meyer & Partners to advise the Committee during its review of the Company's short-term incentive compensation program and to provide a comprehensive analysis of executive compensation survey data and market trends for each Named Executive Officer. The Committee's work with Pearl Meyer & Partners is described in greater detail below in the subsection titled "Independent Compensation Consultant." Further, as discussed below in the section titled "Compensation Discussion and Analysis" the Compensation Committee consults with executive management in developing compensation plans for the Company. The Board has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards, the Board's Independence Guidelines, and the rules and regulations under the Exchange Act.

  Governance and Nominating Committee

        The Governance and Nominating Committee, which held two regular meetings during 2015, evaluates the structure and membership of the Board, evaluates candidates for nomination to the Board as appropriate with an emphasis on diversity of viewpoint and professional experience, reviews the compensation structure for the non-employee directors and the frequency and content of meetings, establishes and reviews the Company's succession plan for its Chief Executive Officer, and makes recommendations to the Board on all such matters. Although the committee does not have a formal diversity policy, the committee works to maintain a Board that is diverse in viewpoint and professional experience. The committee periodically examines the composition of the Board to ensure that the Board, taken as a whole, has the necessary skills and experience to steer the Company toward its stated objectives, as well as the necessary skills and experience to set the Company's future strategies. Directors are nominated or elected by the Board, and stockholders may nominate directors as described further in "Corporate Governance—Director Nomination by Stockholders." The committee identifies Board candidates through a variety of formal and informal channels. The committee has the authority to hire a professional search firm to help identify candidates with specific qualifications. It has no current engagement with any such firm. The current members of the committee are Messrs. Schultz, Anderson, Bulls, and Tang and Ms. Skidmore, each of whom the Board has determined to meet the independence requirements of the NYSE listing standards, the Board's Independence Guidelines, and the rules and regulations under the Exchange Act.

Corporate Governance

        The Board believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board believes promote this purpose, are sound practices, and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, and best practices suggested by recognized governance authorities. The corporate Governance Standards are posted on the Company's website at http://governance.comfortsystemsusa.com and are also available upon request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, Texas 77057.

  Code of Ethics

        The Company adopted the Compliance Policy in 1997, the year the Company was founded. That policy, with subsequent amendments, remains in effect and applies to the Company's directors, officers and employees who are subject to disciplinary action, including termination, for violations of the policy. The policy forms the basis of the Company's ethics and compliance program and covers a wide range of areas. Many Company policies are summarized in the Compliance Policy including conflict of interest, insider trading, confidentiality, and compliance with all laws and regulations applicable to the conduct of the Company's business. Any amendments to the Compliance Policy or the grant of a waiver from a provision of the policy requiring disclosure under applicable SEC rules will be disclosed to the public. The Compliance Policy is posted under the "Governance" tab of the Company's website at http://governance.comfortsystemsusa.com and is also available upon request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, Texas 77057.

  Independence

        The Board has adopted Independence Guidelines to assist the Board in making independence determinations relating to members of the Board. The criteria are consistent with the NYSE listing standards regarding director independence. For a director to be considered independent, the Board must determine that the director does not have a material relationship, directly or indirectly, with the Company. The Independence Guidelines are published on our website, http://governance.comfortsystemsusa.com, and are also available by written request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, TX 77057.

        The Board has considered the independence of its members in light of the Independence Guidelines and the rules and regulations under the Exchange Act and NYSE, including each director's affiliations and relationships, and has determined that Ms. Skidmore and Messrs. Anderson, Bulls, Krusi, Myers, Schultz and Tang, who together constitute a majority of the Board, qualify as independent directors of the Company.

  Director Nomination by Stockholders

        The Board will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit a candidate or candidates for consideration in conformity with the Bylaws and as set forth hereafter under the caption "Stockholder Proposals." Stockholders desiring to recommend a candidate must submit the recommendation to the Governance and Nominating Committee c/o the Corporate Secretary, Comfort Systems USA, Inc., 675 Bering Drive, Suite 400, Houston, Texas 77057. If a nominating stockholder is not a record holder, the stockholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a- 8(b)(2).

        At the time the nominating stockholder submits the recommendation, the candidate must submit all personal information that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

  •
  Certify that he or she meets the requirements to be: (a) independent under the NYSE's listing standards and the Board's Independence Guidelines, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and pertinent regulations promulgated thereunder by the Internal Revenue Service (collectively, the "Code");

  •
  Consent to serve on the Board, if nominated and elected; and

  •
  Agree to complete, upon request, a customary director's questionnaire.

        The Governance and Nominating Committee will evaluate any candidate recommended by a stockholder to determine whether he or she is highly qualified. The committee evaluates candidates recommended by stockholders in the same way it evaluates candidates proposed from other sources. In selecting nominees, particular consideration is given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience, and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. In evaluating candidates, the committee considers various qualities and skills that it believes will benefit the Board and the stockholders, including without limitation general management experience, specialization in the Company's principal business activities or finance, significant experience in issues encountered by public companies, and contribution to the diversity of the Board.

  Communications with the Board

        Stockholders and other interested parties may communicate directly with the Board by writing to Comfort Systems USA, Inc., Board of Directors, 675 Bering Drive, Suite 400, Houston, Texas 77057. The Chairman of the Board will review these communications and will determine appropriate steps to address them. A stockholder wishing to communicate directly with the non-management members of the Board may address the communication to "Non-Management Directors, c/o Board of Directors" at the address listed above. These communications will be handled by the Chairman of the Board, who is currently designated to preside at meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the Board of Directors, at the address listed above. All communications received by the Company are sent directly to the Board or appropriate director.

  Board Leadership Structure and Self-Evaluation Process

        The Board does not have a formal policy regarding whether the position of Chairman of the Board may be filled by the Company's Chief Executive Officer. Instead, the Board has adopted a fluid approach to the Board's leadership structure that allows for variations depending on the circumstances and changing needs of the Company over time.

        Mr. Myers has served as a director since 2005 and has served as the Company's Chairman of the Board since May 2014. The Board has determined that Mr. Myers meets the independence requirements of the NYSE listing standards, the Board's Independence Guidelines, and the rules and regulations under the Exchange Act. The Board has carefully considered its leadership structure and determined that currently it is in the best interest of the Company and its stockholders for the roles of Chairman of the Board and Chief Executive Officer to be filled by different individuals. This structure allows the Chief Executive Officer to focus on the Company's day-to-day operations.

        Since the Company has an independent, non-executive Chairman of the Board, the Company has determined that the role of a Lead Director is not currently necessary. The Board may appoint a Lead Director to coordinate the activities of the independent directors in the future at its discretion.

        Pursuant to the Board's policy, the Board conducts an annual self-evaluation process as follows: (i) each director evaluates the Board as a whole; (ii) each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee evaluates the respective committees on which he or she serves; and (iii) each director prepares an individual self-evaluation. In connection with this annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company. The Board believes that directors should be responsive to the Company's evolving circumstances and objectives, and adapt the Board's leadership structure when necessary.

  The Board's Role in Risk Oversight

        The Company's full Board is actively involved in overseeing the Company's risk management process and the Company's risk appetite. These activities are aligned with the Company's strategy. Additionally, the Audit Committee, Compensation Committee, and Governance and Nominating Committee consider risks that fall within their respective areas of responsibilities. A group of the Company's top executives serve on a committee (the "Risk Committee") that is directly responsible for the Company's risk management process. The Company's President and Chief Executive Officer, a member of the Board, serves on the Risk Committee; however, the Risk Committee is a committee of management, not of the Board. The Risk Committee meets at least annually to define and improve the risk-mapping process and considers any appropriate updates at least quarterly. Any risks that are identified through the Company's compliance and ethics program are included in the Risk Committee's processes, along with operational, financial, and strategic risks. The Risk Committee presents comprehensive reports directly to the Board at least annually.

Director Compensation for 2015

        In 2015, each director who was not an employee of the Company or one of its subsidiaries received, in equal quarterly installments, an annual fee based on service as follows: $60,000 for service on the Board; $20,000 to serve as the chair of the Audit Committee; $10,000 to serve as the chair of the Compensation Committee or the Governance and Nominating Committee; and $30,000 to serve as the chairman of the Board.

        Each non-employee director who continues in office or is elected at an annual stockholder meeting receives an award of fully-vested shares of Common Stock having a fair market value on the grant date equal to $125,000, provided that in no event will the number of shares granted to each non-employee director in connection with the annual award exceed 12,500. The Board has adopted stock ownership guidelines that require directors to own not less than (i) 1,000 shares of Common Stock within 90 days of their initial election by stockholders; (ii) 10,000 shares by the second anniversary of the director's initial election; and (iii) 20,000 shares by the fourth anniversary of the director's initial election. All directors currently comply with these ownership guidelines.

        Directors who are employees of the Company or one of its subsidiaries receive no additional compensation for serving as directors. The following table discloses the compensation earned, paid or awarded, as the case may be, to each of the Company's non-employee directors during 2015.

Name(1)	Director Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Darcy G. Anderson	$65,000	(4)	$124,998	$0	$189,998
Herman E Bulls	$60,000		$124,998	$0	$184,998
Alan P. Krusi	$65,000	(4)	$124,998	$0	$189,998
Franklin Myers	$90,000		$124,998	$0	$214,998
James H. Schultz	$70,000		$124,998	$0	$194,998
Constance E. Skidmore	$80,000		$124,998	$0	$204,998
Vance W. Tang	$60,000		$124,998	$0	$184,998

(1)
Messrs. Lane and Giardinelli also serve as members of the Board, but were employees of the Company or one of its subsidiaries in 2015, and received no additional compensation for their service. Mr. Lane's compensation is included in the "Summary Compensation Table" included elsewhere in this proxy.

(2)
Represents grants of 5,584 shares of fully vested Common Stock. The aggregate grant date fair value of the equity awards was computed in accordance with FASB ASC Topic 718.

(3)
The Company maintains a visiting director's office for all members of the Board at its headquarters in Houston, Texas. The office is available on a first-come-first-served basis for all directors. In accordance with SEC regulations, perquisites that in the aggregate total less than $10,000 are not required to be disclosed.

(4)
Mr. Anderson served as the chair of the Compensation Committee from January 1, 2015 to May 19, 2015, and Mr. Krusi served as the chair of the Compensation Committee from May 19, 2015 to December 31, 2015. Consequently, Mr. Anderson and Mr. Krusi received a pro rata payment for each director's period of service as chair of the Compensation Committee in 2015.

        In March 2016, upon the recommendation of the Governance and Nominating Committee, which was based on an analysis of several factors, including survey data from the National Association of Corporate Directors and the Board's historical non-employee director compensation practices, the Board approved the following increases to non-employee director compensation. These changes will take effect following the Annual Meeting:

  •
  The annual fee for service as the chair of the Audit Committee will increase from $20,000 in 2015 to $30,000.

  •
  The annual fee for service as the chair of the Compensation Committee or the Governance and Nominating Committee will increase from $10,000 to $20,000.

  •
  The annual fee for service as the chairman of the Board will increase from $30,000 to $50,000.

  •
  Each non-employee director who continues in office or is elected at an annual stockholder meeting will receive an award of fully-vested shares of Common Stock having a fair market value on the grant date equal to $140,000, provided that in no event will the number of shares granted to each non-employee director in connection with the annual award exceed 12,500.

  •
  The annual fee for service on the Board will remain unchanged at $60,000.

PROPOSAL NUMBER 2
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has re-appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2016. Ernst & Young LLP was the Company's independent auditor for the year ended December 31, 2015.

        We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

        The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2016. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but it still may decide to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and its stockholders.

Relationship with Independent Auditors

        The Audit Committee has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2016. Ernst & Young LLP acted as independent auditors for the Company for the year ended December 31, 2015. Fees to the Company and its subsidiaries for professional services rendered by Ernst & Young LLP during 2015 and 2014 were as follows:

Description	2015	2014
Audit Fees	$1,794,873	$1,790,587
Audit-Related Fees	$0	$0
Tax Fees	$0	$35,000
All Other Fees	$0	$0

        In 2014, services under the caption "Tax Fees" consisted principally of fees related to tax advice.

        The amount of audit fees for 2015 is based on a fees estimate determined with input from Ernst & Young LLP for audit services provided to us by Ernst & Young in connection with the audit of our 2015 financial statements. The final audit fees for those services may be more or less than the amount reflected on this table.

        The Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company's independent auditors to the Company, pursuant to which the committee reviews for approval each service expected to be provided by the independent auditors, and is provided with sufficient detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the auditors. In 2015, all of the fees paid to the Company's auditors were approved by the Audit Committee. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, or fees resulting from changes in the scope, structure or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals may include services in categories of audit services (including consultation to support such audits), audit-related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, and tax advice), and other services (services permissible under the SEC's auditor independence rules, typically routine and recurring type services that would not impair the independence of the auditor).

The Board of Directors recommends that
stockholders vote FOR Proposal Number 2.

 PROPOSAL NUMBER 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

        The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of and elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay the Named Executive Officers based on Company performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns. As discussed further in the CD&A, the Compensation Committee retains compensation consultants and consults compensation databases to ensure that compensation for key positions is properly aligned with market expectations. Further, the Company's commitment to aligning pay to performance can be seen in the overall trend of compensation for the Named Executive Officers.

        As described in the CD&A, we believe our compensation program is effective, appropriate, and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to the Named Executive Officers (including potential payouts upon a termination or change in control) are reasonable and not excessive. As you consider this Proposal Number 3, we urge you to read the CD&A section of this Proxy Statement for additional details on our executive compensation program, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the "Summary of Executive Compensation" section of this Proxy Statement.

        Congress has enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), which requires a non-binding advisory "Say on Pay" vote and gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. We value the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

        As an advisory vote and as prescribed by Dodd-Frank, Proposal Number 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for Named Executive Officers. In particular, to the extent there is any significant vote against the Named Executive Officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Unless the Board modifies its policy on the frequency of "Say on Pay" votes, the next "Say on Pay" vote will be held in 2017.

        The Board of Directors is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis."

The Board of Directors recommends that
stockholders vote FOR Proposal Number 3.

 PROPOSAL NUMBER 4
APPROVAL OF AMENDMENT TO ARTICLE FIVE OF THE COMPANY'S SECOND
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Description of Amendment

        On December 21, 2015, the Delaware Chancery Court (the "Court") issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL, invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation ("VAALCO"), that permitted the removal of VAALCO's directors by its stockholders only for cause. The Court held that, in the absence of a classified board or cumulative voting, VAALCO's "only for cause" director removal provisions conflict with Section 141(k) of the Delaware General Corporation Law (the "DGCL") and are therefore invalid. Specifically, Section 141(k) of the DGCL provides that any director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the voting power of the outstanding stock then entitled to vote in an election of directors, except that, whenever the holders of any class or series of stock is entitled to elect one or more directors, such director or directors may be removed without cause only by the holders of a majority of the voting power of the outstanding shares of such class or series of stock.

        Article Five of the Second Amended and Restated Certificate of Incorporation of the Company currently contains a similar "only for cause" director removal provision, and the Company does not have a classified board of directors or cumulative voting. In light of the VAALCO decision, the Board of Directors of the Company resolved that it is advisable and in the best interests of the Company and its stockholders to amend Article Five of the Second Amendment and Restated Certificate of Incorporation of the Company to eliminate the "only for cause" director removal provision (the "Amendment"). Following the effectiveness of the Amendment, any member of the Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power of the outstanding stock then entitled to vote in an election of directors. The Amendment may be viewed as increasing the accountability of the Company's directors to stockholders by providing stockholders with the opportunity to remove directors without cause.

        If the proposed Amendment is approved at the Meeting, the Company will file the Amendment, which is set forth in Appendix A, with the Secretary of State of the State of Delaware. The Amendment will become effective upon filing. However, as previously announced on January 15, 2016, by the filing of a Form 8-K, the Company will not attempt to enforce the "only for cause" director removal provision prior to the effectiveness of the Amendment.

Vote Required

        The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required for approval of this Proposal. Abstentions and broker non-votes will have the same effect as a vote against Proposal Number 4.

Our Board recommends that
stockholders vote FOR Proposal Number 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of shares of Common Stock as of March 1, 2016: (i) individually by the Chief Executive Officer, each of the other executive officers of the Company in 2015 as named in the Summary Compensation Table (the "Named Executive Officers"), and current directors and nominees for director of the Company, (ii) by all executive officers and directors of the Company as a group, and (iii) each person known to the Company as reported on schedules filed with the SEC to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

        Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(s)(1)	Shares Owned as of March 1, 2016		Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2016		Total Beneficial Ownership		% of Class(2)
Brian E. Lane	155,706	(3)	207,813	(4)	363,519		*
William George	60,125	(5)	147,611	(6)	207,736		*
Franklin Myers	159,000		0		159,000		*
Trent T. McKenna	49,906	(7)	65,605	(8)	115,511		*
Julie S. Shaeff	37,065	(9)	57,409	(10)	94,474		*
James H. Schultz	68,737		20,000	(11)	88,737		*
Herman E. Bulls	70,212		0		70,212		*
Alan P. Krusi	55,737	(12)	0		55,737		*
Darcy G. Anderson	43,678		0		43,678		*
Alfred J. Giardinelli, Jr	30,516		0		30,516		*
James Mylett	9,810	(13)	14,387	(14)	24,197		*
Vance W. Tang	23,737	(15)	0		23,737		*
Constance E. Skidmore	23,737		0		23,737		*

All executive officers and directors as a group (15 persons)	787,966		512,825		1,300,791		3.49%

BlackRock Inc.					4,317,603	(16)	11.57%
55 East 52nd Street
New York, New York 10022
The Vanguard Group, Inc.					3,887,856	(17)	10.42%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Barrow, Hanley, Mewhinney & Strauss, LLC					2,514,713	(18)	6.74%
2200 Ross Avenue, 31st Floor
Dallas, Texas 75201-2761
Dimensional Fund Advisors LP					1,959,874	(19)	5.25%
Building One
6300 Bee Cave Road
Austin, Texas 78746

*
Less than 1%.

(1)
Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 675 Bering Drive, Suite 400, Houston, Texas 77057.

(2)
Calculated using total outstanding shares as of March 1, 2016, which was 37,324,555 (excluding 3,798,810 shares held in treasury).

(3)
Includes 28,362 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.

(4)
Includes 11,369 options with an exercise price of $13.15; 19,389 options with an exercise price of $11.00; 19,124 options with an exercise price of $12.46; 21,122 options with an exercise price of $13.87; 54,247 options with an exercise price of $11.21; 44,476 options with an exercise price of

  $13.86; 26,571 options with an exercise price of $16.15; and 11,515 options with an exercise price of $19.67.

(5)
Includes 18,223 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.

(6)
Includes 18,120 options with an exercise price of $13.15; 19,124 options with an exercise price of $12.46; 19,151 options with an exercise price of $13.87; 36,454 options with an exercise price of $11.21; 29,888 options with an exercise price of $13.86; 17,856 options with an exercise price of $16.15; and 7,018 options with an exercise price of $19.67.

(7)
Includes 10,619 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.

(8)
Includes 6,488 options with an exercise price of $13.15; 7,266 options with an exercise price of $13.87; 20,614 options with an exercise price of $11.21; 16,901 options with an exercise price of $13.86; 10,097 options with an exercise price of $16.15; and 4,239 options with an exercise price of $19.67.

(9)
Includes 6,512 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.

(10)
Includes 4,155 options with an exercise price of $11.94; 7,201 options with an exercise price of $13.15; 8,608 options with an exercise price of $11.00; 7,599 options with an exercise price of $12.46; 7,266 options with an exercise price of $13.87; 3,019 options with an exercise price of $11.21; 10,674 options with an exercise price of $13.86; 6,377 options with an exercise price of $16.15; and 2,510 options with an exercise price of $19.67.

(11)
Includes 10,000 options with an exercise price of $12.90; and 10,000 options with an exercise price of $13.51.

(12)
Includes 55,737 shares of Common Stock held in The Krusi Family Trust for which Mr. Krusi and his spouse are trustees.

(13)
Includes 8,444 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.

(14)
Includes 10,319 options with an exercise price of $16.15; and 4,068 options with an exercise price of $19.67.

(15)
Includes 23,737 shares of Common Stock held in The Tang Living Trust, dated October 3, 2014, for which Mr. Tang and his spouse are trustees.

(16)
The nature of share ownership as of December 31, 2015 is reported in a Schedule 13G/A filed with the SEC on January 8, 2016.

(17)
The nature of share ownership as of December 31, 2015 is reported in a Schedule 13G/A filed with the SEC on January 8, 2016.

(18)
The nature of share ownership as of December 31, 2015 is reported in a Schedule 13G/A filed with the SEC on February 11, 2016.

(19)
Share ownership information as of December 31, 2015 as reported in a Schedule 13G/A dated February 9, 2016. These securities are owned by various investment companies, comingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP serves as an investment adviser, sub-adviser or manager with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional Fund Advisors LP is deemed to be beneficial owner of such securities; however; Dimensional Fund Advisors LP expressly disclaims that it is, in fact, the beneficial owner of such securities.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This Compensation Discussion and Analysis ("CD&A") provides an overview and analysis of the Company's executive compensation program and policies, the material compensation decisions made with respect to fiscal year 2015 compensation, and the material factors considered in making those decisions. The CD&A focuses on the compensation paid to the Company's "named executive officers" ("Named Executive Officers") unless noted otherwise. For 2015, the Named Executive Officers are:

  Brian E. Lane, President and Chief Executive Officer
  William George, Executive Vice President and Chief Financial Officer
  James Mylett, Senior Vice President—Service
  Trent T. McKenna, Senior Vice President, General Counsel and Secretary
  Julie S. Shaeff, Senior Vice President and Chief Accounting Officer

        The Board has delegated to the Compensation Committee (referred to in this section simply as the "Committee") the duty of designing and overseeing the Company's executive compensation program. The Committee is comprised entirely of independent (pursuant to NYSE, SEC and Internal Revenue Service rules, and the Company's own Independence Guidelines) members of the Board. The Company's executive compensation program is designed to attract, motivate, and retain talented executives so that the Company can achieve its best results and maximize long-term stockholder return, to align the long-term interests of Company executives with the interests of stockholders, and to pay compensation that is directly tied to the performance of the Company and the Common Stock.

2015 Performance Highlights

        To put the Company's 2015 compensation decisions in context, the following summarizes the Company's key financial and business results for 2015, a year in which headwinds continued in the market for new construction in the United States. Even with these headwinds, the Company experienced exceptional performance in 2015:

  •
  Revenues increased to $1,580,519,000 in 2015 as compared to $1,410,795,000 in 2014.

  •
  Free cash flow for 2015 was $78,397,000 as compared to free cash flow of $24,724,000 in 2014.

  •
  The Company reported net income attributable to Comfort Systems USA, Inc. for the year ended December 31, 2015 of $49,364,000, or $1.30 per diluted share, as compared to $23,063,000, or $0.61 per diluted share, for 2014. For purposes of our 2015 annual incentive plan, our non-GAAP EPS was also $1.30, as further described below.

  •
  During 2015 the Company continued to make substantial incremental investments in service growth and improving its information technology infrastructure.

        As a result of this performance, the Named Executive Officers each received their respective maximum award under the corporate financial incentive portion of the Company's 2015 annual incentive plan, as further described below.

Executive Compensation Highlights

  •
  A majority of officers' compensation is at risk (as defined below).

  •
  A majority of officers' compensation is tied to the Company's financial performance and growth in stockholder value.

  •
  Forty percent of officers' equity awards are subject to the Company achieving specific performance criteria over a three-year time horizon.

  •
  Both executives and directors are subject to share ownership guidelines.

  •
  The Company has adopted a compensation clawback policy and an anti-hedging/pledging policy that applies to all executive officers.

  •
  The Committee engages an independent compensation consultant to advise on executive compensation.

Consideration of Stockholder Advisory Vote

        In designing the overall executive compensation program, the Committee also values and considers stockholder input. While evaluating the Company's 2015 executive compensation program, the Committee considered the stockholder advisory vote on the compensation paid to the Named Executive Officers that was taken in 2015. The Committee considered the outcome of that advisory vote—more than 99% in favor—to indicate that the Company's stockholders generally support the Company's overall approach to executive compensation. In line with the Committee's consistent effort to analyze and improve the executive compensation program, the Committee determined that it was appropriate to add free cash flow as a performance metric under the Company's annual incentive plan in order to diversify the executive compensation program and to incentivize the Named Executive Officers to focus on this important financial metric.

Compensation Philosophy and Objectives

        The Committee evaluates each element of the overall executive compensation program to ensure that it helps meet the Committee's objectives of:

  •
  providing competitive base pay consistent with job scope, experience and related skills;

  •
  linking bonus opportunities to the Company's performance;

  •
  granting equity compensation at competitive levels, a significant portion of which is performance-based, with ownership guidelines;

  •
  avoiding unnecessary and imprudent risks; and

  •
  minimizing turnover of senior-level Company employees, which contributes to the stability and continuity of senior leadership.

        Against that backdrop, the Company's executive compensation program is designed to:

  •
  pay competitive levels of salary and total compensation;

  •
  link executive pay to Company performance by making a significant portion of pay variable and not fixed;

  •
  align the interests of management with the long-term interests of stockholders; and

  •
  reward long-term results.

To achieve these objectives, the Committee implements a "pay-for-performance" philosophy using the guiding principles that: (i) compensation should be incentive-driven, with a balanced short-term and long-term focus; (ii) a significant portion of pay for senior officers should be "at risk"; (iii) a significant portion of annual incentive compensation should be tied to the overall performance of the Company; and (iv) a portion of annual incentive compensation should be tied to individual performance criteria.

  Role of the CEO

        Management, led by the CEO, at least annually makes recommendations to the Committee regarding the establishment and modification of compensation packages for individuals in the Company's senior management. The Committee considers management's recommendations during its regularly scheduled sessions, and may choose to adopt the recommendations or modify them at the Committee's sole discretion. The Committee is responsible for making all decisions regarding executive compensation.

  Independent Compensation Consultant; Use of Market Data

        In 2015, the Committee retained Pearl Meyer & Partners ("PM&P") to advise the Committee on the design of the Company's annual plan and to provide a comprehensive analysis of executive compensation survey data and market trends. The Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. In making this determination, the Committee noted that during 2015:

  •
  PM&P did not provide any services to the Company or management other than services requested by or with the approval of the Committee, and its services were limited to executive and director compensation consulting. Specifically, PM&P does not provide, directly or indirectly through affiliates, any non-executive compensation services, including pension consulting or human resource outsourcing;

  •
  PM&P maintains a conflicts policy, which was provided to the Committee with specific policies and procedures designed to ensure independence;

  •
  Fees paid to PM&P by the Company during 2015 were less than 1% of PM&P's total revenue;

  •
  None of the PM&P consultants working on Company matters had any business or personal relationship with Committee members;

  •
  None of the PM&P consultants working on Company matters (or any consultants at PM&P) had any business or personal relationship with any executive officer of the Company; and

  •
  None of the PM&P consultants working on Company matters own Company stock.

        The Committee continues to monitor the independence of its compensation consultant on a periodic basis.

        In connection with its engagement by the Committee, during 2015 the Committee consulted with PM&P regarding the Company's annual incentive plan design and administration and also the comprehensive analysis done by PM&P regarding market trends and the executive compensation survey data provided by Equilar, as described below. In 2013, the Committee engaged PM&P to provide the Committee with detailed analysis and recommendations on the structure of the Company's annual incentive plan in terms of design, metrics, and payout opportunities. In 2014 and 2015, the Committee continued to refine the annual incentive plan based on a number of factors, including PM&P's recommendations, market trends in the Company's industry and general economic conditions.

        Since 2010, the Committee has reviewed executive compensation levels annually based on competitive compensation data provided by Equilar, an information services firm with products focusing on analyzing and benchmarking executive and director information. The Committee does not attempt to maintain executive compensation at a pre-defined percentile, but the Committee does use the comparative data in an effort to be better informed in its compensation-related decisions.

        The Committee believes that, due to the Company's unique position in its industry, there are no directly comparable companies in the broader market for the purpose of determining appropriate compensation for its Named Executive Officers and, for this reason, does not use a "peer group" to evaluate Named Executive Officer compensation. It does, however, review executive compensation against compensation paid to executives holding similar positions in the companies contained in the peer group established for the Company by Institutional Shareholder Services (ISS), which includes Aegion Corporation, Cubic Corporation, Foster Wheeler AG (recently acquired and no longer in this ISS peer group), Granite Construction Incorporated, Layne Christensen Company, Pike Corporation, Sterling Construction Company, Inc., Barnes Group Inc., Dycom Industries, Inc., GATX Corporation, Greate Lakes Dredge & Dock Corporation, MYR Group Inc., Primoris Services Corporation, and Wabash National Corporation. The Committee uses Equilar data from companies included in the ISS peer group to provide a general market review of the reasonableness of CEO and CFO total compensation levels, and the Committee uses a combination of the ISS peer group and Equilar survey data from certain other industry companies to provide a general market review of the reasonableness of total compensation levels for the Senior Vice President—Service, General Counsel and Chief Accounting Officer; however, the Committee does not use the ISS peer group for any other purpose or otherwise formally benchmark the compensation of the Named Executive Officers.

Chief Executive Officer Compensation

        The Committee meets in executive session to evaluate the Chief Executive Officer's performance and determines his total compensation. The Committee conducts an assessment of the Chief Executive Officer's performance as well as an assessment of such other factors as the Company's performance, individual tenure, position tenure and succession planning, and sets the Chief Executive Officer's salary based on the Committee's assessment of these factors. Although the Committee does not attempt to target the Chief Executive Officer's pay at any specific percentile of similarly situated executive pay, the Committee does use the data provided by Equilar as context in reviewing the Company's overall compensation levels and approving recommended compensation actions. Based on compensation data provided by Equilar, the Chief Executive Officer's compensation is below the market median when compared to other companies in the Company's peer group established by ISS (described above).

Elements of Compensation

        The Company's executive compensation program consists of four basic elements:

Compensation Element	Objective	Key Characteristics
Base Salary	• Provide a fixed level of cash compensation for performing day-to-day functions	• Levels are evaluated annually by the Compensation Committee
	• Attract and retain strong executive talent	• In 2015, base salaries were established based on a number of factors, including consultation with PM&P and analysis of market trends and economic conditions
Annual Incentive Plan	• Reward annual financial, operational, and individual performance	• Award targets are established as a percentage of base salary
• Majority of award is based on objective, pre-established criteria related to the Company's EPS performance against target
Long-Term Incentive Awards	• Reward long-term Company performance	• Awards are provided through a mix of stock options, time-vested restricted stock units, and dollar-denominated performance stock units
	• Encourage focus on growing stockholder value	• Stock options only have value if the price of the Company's Common Stock increases
• Align management's interests with stockholders' interests

•

Dollar-denominated performance stock units are earned based on objective, pre-established performance measures, including total shareholder return relative to certain comparable companies and EPS performance

• Encourage retention of key management employees, stability, and continuity of leadership

•

Stock options and time-vested restricted stock units are subject to a three-year vesting schedule; dollar-denominated performance stock units cliff vest following the end of a three-year performance period

Benefits	• Attract and retain strong executive talent	• Participation in health, welfare, and retirement benefit plans on the same terms as all employees at the Company's corporate office
• Provide basic financial stability

        While salaries, together with health and retirement benefits, are designed to provide basic compensation and financial stability to the executives, the purpose of annual incentive compensation is primarily to encourage the executives to focus on the execution of the Company's business strategy and plan for the current year. Long-term incentives, granted in the form of equity awards, are designed to align executives' interests with those of stockholders and also to encourage them to remain with the Company. Unlike annual incentive compensation, which, as discussed below, tends to focus on more current Company and individual performance, long-term incentives focus on sustained results and growing stockholder value.

  Relative Size of Major Compensation Elements

        The combination of base salary, annual incentive awards, and long-term incentive awards comprise total direct compensation for the Named Executive Officers. In setting executive officer compensation, the Compensation Committee considers the aggregate compensation payable to the executive, assuming target performance is achieved, and the form of the compensation. The Compensation Committee seeks to achieve the appropriate balance between current cash compensation and incentives for the achievement of both annual and long-term financial and non-financial objectives.

Allocation Among Compensation Elements

        In 2015, the portion of the CEO's total compensation (assuming target performance was achieved and based on grant date values at target) that was at risk is illustrated as follows:

        In 2015, the portion of the total of Messrs. George's, McKenna's and Mylett's and Ms. Shaeff's total compensation (assuming target performance was achieved and based on grant date values at target) that was at risk is illustrated as follows, based on an average of their respective compensation:

  Base Salary

        The Committee determines base salary by considering several factors: (i) the executive's individual experience; (ii) the executive's previous job performance; and (iii) the executive's individual skills. Only after weighing the previous three factors does the Committee consider comparable indicators. The Committee uses management's performance assessments, Company performance, survey data provided by Equilar, and its own analysis of job performance to set each executive's base salary at least annually. Based on the factors described above, on December 17, 2014, the Committee approved an increase in each Named Executive Officer's base salary as indicated in the table below.

Named Executive Officer	2014 Base Salary	2015 Base Salary
Brian E. Lane	$515,000	$585,000
William George	$370,800	$382,000
James Mylett	$300,000	$310,000
Trent T. McKenna	$293,550	$323,000
Julie S. Shaeff	$247,200	$255,000

  Annual Incentive Plan

        The Named Executive Officers are eligible to participate in a cash-based annual incentive plan and receive incentive bonuses based on actual performance against key business and individual objectives. The annual incentive plan consists of two distinct elements. In 2015, the principal element of the plan rewarded the achievement of earnings-per-share ("EPS") and free cash flow ("FCF") targets for Messrs. Lane, George and McKenna and Ms. Shaeff, and a combination of EPS and FCF targets and service growth (sales productivity and retention of service agreements) targets for Mr. Mylett (collectively, the "Corporate Financial Incentive"). In prior years, this element of the plan was based only on EPS performance, but the Committee introduced the FCF element in order to incentivize management's focus on the Company's cash-flow metrics. The Committee believes that EPS remains an important metric for the Company because it encourages a focus on profitability. The Committee chose to include service growth targets for Mr. Mylett to incentivize him to continue to enhance this part of our business for which he is directly responsible. The second smaller element of the plan rewarded the achievement of certain performance metrics individualized for each executive (the "Individual Performance Incentive"). Target incentive opportunities are summarized in the table below:

	Target Annual Incentive Opportunity as a Percent of Base Salary
Named Executive Officer	Corporate Financial Incentive		Individual Performance Incentive	Total Target Opportunity (Percent of Base Salary)
Mr. Lane	45%		10%	55%
Mr. George	45%		10%	55%
Mr. Mylett	45	%(1)	10%	55%
Mr. McKenna	25%		10%	35%
Ms. Shaeff	25%		10%	35%

(1)
Mr. Mylett's Corporate Financial Incentive for 2015 at target consisted of 22.5% EPS threshold and 22.5% service growth threshold.

  Corporate Financial Performance Incentive Criteria

        At the beginning of each fiscal year, the Committee sets a threshold for EPS and FCF, a target for EPS and FCF, and a maximum for EPS and FCF for the purposes of the annual incentive plan, as set forth in the table immediately below. The EPS portion of the Corporate Financial Incentive represents

70% of the total Corporate Financial Incentive, and the FCF portion of the Corporate Financial Incentive represents 30% of the total Corporate Financial Incentive. If both the EPS and FCF thresholds are not met, no portion of the Corporate Financial Incentive is awarded. If only one of the EPS or FCF thresholds is met, then only that portion of the Corporate Financial Incentive is awarded. Likewise, at the beginning of each fiscal year, the Committee sets a threshold and a target for service growth. If the service growth, EPS and FCF thresholds are not met, Mr. Mylett will not receive any portion of the Corporate Financial Incentive Award. The threshold, target and maximum metrics for each of the corporate goals for 2015 bonuses were:

Corporate Financial Performance Incentive Criteria

EPS			FCF			Sales Productivity			Service Agreement Retention
Threshold	Target	Max	Threshold	Target	Max	Threshold	Target	Max	Threshold	Target	Max
$0.56	$0.73	$1.27	$19.9M	$26.0M	$45.2M	$800,000	$809,000	$824,000	88%	89%	90%

        The Committee establishes short-term incentive levels among the Named Executive Officers by assigning certain base salary percentages to each EPS and FCF level, or in the case of Mr. Mylett, by assigning certain base salary percentages to each EPS and FCF level and each service growth level. Once set, the Committee has never previously adjusted the assigned base salary percentages, the EPS levels, the FCF levels or, in the case of Mr. Mylett, the service growth levels, during the fiscal year; however, the Committee annually reserves the right to adjust these percentages if it believes that an adjustment is in the best interests of the Company. For the purpose of determining incentive compensation, (i) EPS is calculated from the Company's audited financial statements for the year ended December 31, 2015 with the following exceptions to GAAP: (A) goodwill impairment; (B) write-off of debt costs; (C) restructuring charges; (D) any cumulative effect of a change in accounting principles; and (E) any other unusual or non-recurring items as determined by the Committee, and (ii) FCF is calculated by excluding certain items related to acquisitions or sales of businesses less customary capital expenditures plus the proceeds from asset sales. For a discussion of how we calculate FCF, see the "Liquidity and Capital Resources" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

        For fiscal year 2015, the base salary percentages for each corporate financial target level are set forth in the table below. For performance between threshold, target and maximum levels, the amounts that are earned is determined on a straight line basis.

2015 Corporate Financial Performance Incentive Target Levels

		EPS Incentive Award Levels (as a % of Base Salary)			FCF Incentive Award Levels (as a % of Base Salary)			Service Growth Award Levels (as a % of Base Salary)
Named Executive Officer	Base Salary	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Lane	$585,000	12.6%	31.5%	94.5%	5.4%	13.5%	40.5%	—	—	—
Mr. George	$382,000	12.6%	31.5%	94.5%	5.4%	13.5%	40.5%	—	—	—
Mr. Mylett	$310,000	6.3%	15.75%	47.25%	2.7%	6.75%	20.25%	9%	22.5%	45%
Mr. McKenna	$323,000	7%	17.5%	52.5%	3%	7.5%	22.5%	—	—	—
Ms. Shaeff	$255,000	7%	17.5%	52.5%	3%	7.5%	22.5%	—	—	—

        In setting the EPS and FCF target threshold, the Committee reviews management's recommendations and then considers the Company's historical financial performance as well as projections for the industry and other competing companies' historical financial performance and projections. The Committee strives to set EPS and FCF target thresholds that are aggressive but attainable with the intention that the Named Executive Officers will be encouraged to strive for continued improvement in Company performance, ultimately benefiting the Company's stockholders, and to continue those efforts even after the EPS and/or FCF target thresholds have been met. The Committee believes that the added value the Company and its stockholders benefit from the Company's achievement of EPS and/or FCF above the EPS or FCF thresholds is sufficient to justify the proportionate increases in amounts paid to the Named Executive Officers. To determine the assigned percentages for each Named Executive Officer, in addition to historical and projected Company financial performance, the Committee considers the degree to which a Named Executive Officer's efforts and job function are expected to influence and contribute to the Company's financial performance. After assigning target percentages to each Named Executive Officer, the Committee then uses data provided by Equilar to assess the reasonableness of such assigned levels. The Committee did not adjust the assigned percentages for any Named Executive Officer in 2015.

        In setting the service initiative threshold, the Committee reviews management's recommendations and then considers the Company's historical service performance in addition to service performance disclosure of competing companies. When setting targets for sales productivity and service agreement retention, the Committee strives to set aggressive but achievable goals that will align management's incentives with the Company's continued improvement in service performance. To determine the assigned percentages for Mr. Mylett, the Committee considers a number of factors, including historical and projected sales productivity and service agreement retention and the degree to which the Committee believes Mr. Mylett's efforts are expected to influence and contribute to the success of the Company's service initiative.

        The Company's EPS and FCF for calculating incentive compensation achievement levels for 2015 was $1.30 and $78.4 million, respectively. The Company's sales productivity level for 2015 was $838,534 and the Company's service agreement retention level for 2015 was 90.5%. The amounts earned by each of the Named Executive Officers under the annual incentive plan in 2015 are summarized in the table below.

2015 Corporate Financial Performance Incentive Achievement Levels

						Sales Productivity Award Achievement		Service Agreement Retention Award Achievement		Corporate Financial Incentive Awarded (as a % of Base Salary)
		EPS Incentive Award Achievement		FCF Incentive Award Achievement							Corporate Financial Incentive Awarded (in dollars)
Named Executive Officer	Base Salary	(as a % of Base Salary)	(in dollars)	(as a % of Base Salary)	(in dollars)	(as a % of Base Salary)	(in dollars)	(as a % of Base Salary)	(in dollars)
Mr. Lane	$585,000	94.5%	$552,825	40.5%	$236,925	—	—	—	—	135%	$789,750
Mr. George	$382,000	94.5%	$360,990	40.5%	$154,710	—	—	—	—	135%	$515,700
Mr. Mylett	$310,000	47.25%	$146,475	20.25%	$62,775	22.5%	$69,750	22.5%	$69,750	112.5%	$348,750
Mr. McKenna	$323,000	52.5%	$169,575	22.5%	$72,675	—	—	—	—	75%	$242,250
Ms. Shaeff	$255,000	52.5%	$133,875	22.5%	$57,375	—	—	—	—	75%	$191,250

  Individual Performance Incentive Guideposts

        In addition to and independent of the corporate financial performance portion of the annual incentive plan, each executive is eligible to receive annual incentive compensation based on certain individual strategic objectives that relate to the executive's achievement of established quantitative strategic goals.

        At the beginning of each fiscal year, each Named Executive Officer, including the CEO, identifies individual performance goals and objectives for the upcoming year. Each Named Executive Officer's individual performance goals are discussed and identified in consultation with the CEO, in the case of Messrs. George, Mylett and McKenna, with the CFO in the case of Ms. Shaeff, and with the Board in the case of Mr. Lane. These goals and objectives vary depending on the roles and responsibilities for each Named Executive Officer. For fiscal year 2015, specific goals for each Named Executive Officer included:

Executive	Fiscal Year 2015 Individual Performance Goals
Brian E. Lane	• Grow maintenance base • Improve succession plan process • Improve Company-wide employee safety measure(1)
William George	• Increase operating income for EAS • Deliver essential elements of ERP strategy • Improve Company-wide employee safety measure(1)
James Mylett	• Grow service maintenance base • Grow service operating income • Improve Company-wide employee safety measure(1)
Trent McKenna	• Improvement of Company-wide cybersecurity initiatives • Company-wide contract review initiatives • Improve Company-wide employee safety measure(1)
Julie Shaeff	• Develop Company-wide accounting responsibility matrices • Provide training for OPCO controllers • Improve Company-wide employee safety measure(1)

(1)
The Company-wide employee safety measure tracks the OSHA Recordable Incident Rate ("ORIR"), which is a nationally recognized metric that tracks all injuries serious enough to require OSHA documentation (i.e., those that result in medical treatment, restricted duty or lost time). In addition to the ORIR performance metric, the Named Executive Officers are required to attend safety training classes on an annual basis. No safety incentive is payable to the Named Executive Officers if there is a work-related fatality of a Company employee during the plan year.

        Each of the Named Executive Officers' individual performance goals is quantifiable and is composed of four levels of attainment: Minimum (25% attainment), Meets (50% attainment), Exceeds (75% attainment) and Significantly Exceeds (100% attainment). The goals are measured on a scale of 0-200% and are weighted to reflect each goal's strategic importance.

        The CEO and the General Counsel present a summary evaluation of the level of achievement of these goals to the Committee the following year. In addition, each Named Executive Officer receives performance feedback from their respective direct supervisors throughout the year and a formal performance review at the end of each year, at which time the Named Executive Officer and his or her direct supervisor will evaluate the executive's satisfaction of the individual performance goals.

        In executive session, the Committee reviews and discusses its evaluation of Mr. Lane's performance over the past year and the performance summaries for each other Named Executive Officer. The Committee also considers significant individual contributions beyond established goals and each executive's overall effectiveness. In the Committee's sole discretion, based on its evaluation of these factors, the Committee then grades each executive's attainment of individual performance goals to determine the Named Executive Officer's final Individual Performance Score.

2015 Individual Performance Incentive Determination

						Individual Performance Incentive Awarded (as a % of Base Salary)
		Individual Performance Incentive Opportunity (as a % of Base Salary)
							Individual Performance Incentive (in dollars)
	Base Salary				Individual Performance Score
Named Executive Officer		Threshold	Target	Maximum
Mr. Lane	$585,000	1%	10%	20%	155.0%	15.5%	$90,675
Mr. George	$382,000	1%	10%	20%	175.9%	17.6%	$67,194
Mr. Mylett	$310,000	1%	10%	20%	96.2%	9.6%	$29,822
Mr. McKenna	$323,000	1%	10%	20%	168.4%	16.8%	$54,393
Ms. Shaeff	$255,000	1%	10%	20%	145.9%	14.6%	$37,205

        The Committee believes that corporate financial measures such as EPS, when joined together with an additional component to reflect individual achievement, are appropriate measures for determining annual incentive compensation. This two-part framework provides the executives with incentives to both achieve favorable results and sustain long-term growth for the Company, yet maintains the Committee's flexibility to reward outstanding individual performance.

  Long-term Incentives

        In 2015, long-term incentive ("LTI") grants provided by the Company consisted of (i) stock options, (ii) time-vested restricted stock units ("RSUs"), and (iii) dollar-denominated performance stock units ("PSUs"), which are denominated in dollar amounts but, once earned, are settled in shares of Common Stock based on the market value of the Company's Common Stock following the end of the applicable performance period. The Committee designs the nature and distribution of its LTI awards to encourage both performance and retention and to balance the performance compensation between the Company's performance relative to certain comparable companies, the Company's ongoing profitability, and the performance of the Company's Common Stock. The Committee believes that these awards promote a long-term view and further align the executives' interests with those of stockholders. The Committee adopted the current structure for LTI awards in 2012 based, in part, on input from PM&P.

Award Type	Description	Alignment with and Key Benefits to Stockholders
Stock Options

•

30% of total LTI grant value

•

Vest ratably over three years

•

Exercise price equal to the closing price on date of grant

•

No value to the executive unless stock price increases after the date of grant

• Inherently performance-based • Value contingent upon positive stock price performance • 10-year term encourages a focus on longer-term performance
Restricted Stock Units (RSUs)	• 30% of total LTI grant value • Vest ratably over three years	• Value partially dependent upon stock price performance • Enhances retention of executive talent • Encourages long-term share ownership
Performance Stock Units (PSUs)

•

40% of total LTI grant value

•

Vest following the end of a three-year performance period contingent upon achievement of certain levels of performance

•

Dollar-denominated awards

•

Settled in shares based upon stock price following the end of the performance period

•

Performance based upon:

•

EPS performance against budget (50%)

•

TSR performance against peers (50%)

•

Performance-contingent

•

Enforces Company performance (EPS) to ensure focus on sustainable year-over-year profitability

•

Enforces performance standards on a relative basis (TSR) to ensure focus on producing stockholder returns in excess of those for our peers

        The Committee believes that LTI compensation should be correlated with salary and short-term incentive compensation. As such, the Committee uses a percentage of each Named Executive Officer's base salary to determine the total dollar amount of the award of LTI compensation to be granted to that Named Executive Officer. The Committee determines these percentage levels by analyzing each Named Executive Officer's tenure, responsibilities and professional experience and recommendations from PM&P based on market survey data as described above. For 2015, the following percentage of base salary was used for each Named Executive Officer to determine the awards under the LTI compensation plan: for Mr. Lane, 150% of base salary; for Mr. George, 140% of base salary; for Mr. Mylett, 100% of base salary; for Mr. McKenna, 100% of base salary; and for Ms. Shaeff, 75% of base salary.

        Once each Named Executive Officer's total grant value is determined, the number of RSUs and stock options and the value of PSUs is determined. The number of RSUs granted is then determined by dividing the total dollar amount of the RSUs to be granted by the closing price of the Company's stock on the date of grant. The number of stock options to be granted is determined by dividing the total dollar amount of the stock options to be granted by the estimated value of the options on the date of grant using a Black-Scholes model. For 2015, that estimated value was $7.62 per stock option. PSUs are denominated in dollars.

        As illustration, Mr. Lane's 2015 award of LTI compensation was calculated as follows:

    Total Amount of Award:    150% of base salary of $585,000 equals $877,500.

    RSUs Awarded:    30% of $877,500 equals $263,250 in value of RSUs. $263,250 divided by $19.67 (the closing price of the Company's Common Stock on the date of grant) equals 13,383 RSUs.

    Stock Options Awarded:    30% of $877,500 equals $263,250 in value of stock options. $263,250 divided by $7.62 (the approximate value of the stock options on the date of grant using a Black-Scholes valuation model) equals 34,547 stock options.

    PSUs Awarded:    40% of $877,500 equals $351,000 in value of PSUs.

        The table below sets forth the LTI compensation awards for each of the Company's Named Executive Officers:

Named Executive Officer	Base Salary	Salary Multiplier for Calculating Plan Awards	Number of Stock Options Awarded	Number of RSUs Awarded	Dollar Value of PSUs Awarded (at target)	Value of Awards under Plan (at target)
Mr. Lane	$585,000	150%	34,547	13,383	$351,000	$877,500
Mr. George	$382,000	140%	21,055	8,157	$213,920	$534,800
Mr. Mylett	$310,000	100%	12,205	4,728	$124,000	$310,000
Mr. McKenna	$323,000	100%	12,717	4,926	$129,200	$323,000
Ms. Shaeff	$255,000	75%	7,530	2,917	$76,500	$191,250

  Performance Stock Unit Design

        Upon vesting, PSUs will be settled by granting Named Executive Officers shares of the Company's stock, with the number of such shares determined by dividing the dollar denomination of vested PSUs (which may be up to 200% of the original dollar denomination of such PSUs) by the market value of the Company's stock following the end of the applicable performance period. Vesting of the PSUs is based on the two metrics set forth in the table below, both of which are measured over a three-year performance period:

Performance Measure	Measurement	Percentage of Performance Award Subject to Measure
Earnings Per Share	Company's actual EPS performance relative to budgeted EPS performance	50%
Relative Total Shareholder Return	Company's performance relative to identified peer group*	50%

*
For purposes of measuring the Company's relative total shareholder return for awards granted in 2015, the identified group of comparable companies consists of: Matrix Service Company; Primoris Services Corporation; Tutor Perini Corporation; Stantec Inc.; Dycom Industries Inc.; MasTec, Inc.; Sterling Construction, Inc.; EMCOR Group Inc.; MYR Group, Inc.; Quanta Services, Inc.; Tetra Tech Inc.; Great Lakes Dredge & Dock Corporation; Granite Construction Incorporated; Layne Christensen Company; and NCI Building Systems Inc. Based on industry analysis and conversations with financial analysts, the Company believes these companies are the most likely to compete with the Company for investment by institutional investors. This peer group is not used for benchmarking the compensation of the Company's Named Executive Officers.

        EPS:    The EPS measure, which is similar to the measure used for performance stock grants prior to 2012, compares the Company's actual EPS performance against its budgeted EPS performance over a three-year performance period. For each year in the performance period, the Company's actual EPS performance is compared against the budgeted EPS and expressed as a percentage. The EPS percentages for each of the three years in the performance period are then averaged together to determine the final performance measure upon which the payout, if any, will be earned by the Named Executive Officers. The applicable final performance measures and possible stock settlement amounts are described in the chart below.

        Total Shareholder Return ("TSR"):    The relative TSR measure compares the Company's TSR to the TSR of an identified peer group and payouts are determined by the Company's rank relative to others in the group. For each year in the three-year performance period, TSR is calculated by determining the difference between the average closing price of a company's Common Stock during the first 30 consecutive days of the fiscal year and the last 30 consecutive days of the fiscal year. The calculation assumes that dividends are reinvested in additional shares. The Company's TSR is then compared against the TSR for other companies in the group and assigned a percentile ranking. The Company's TSR percentile ranking for each of the three years in the performance period are then averaged together to determine the final percentile ranking upon which the payout, if any, will be earned by the Named Executive Officers. The applicable TSR percentile rankings and possible stock settlement amounts are described in the chart below.

        The following chart shows the range of potential settlement of the PSUs based on the two performance measures. The potential settlements range from 0% to 200% of the target award.

	Relative Total Shareholder Return		Earnings per Share
Performance Level	Percentage of Target Earned	Performance Measure	Percentage of Target Earned	Performance Measure
Maximum	200%	75th Percentile or Above	200%	120% of Target or Higher
Target	100%	50th Percentile	100%	100% of Target
Threshold	50%	25th Percentile	25%	70% of Target
Below Threshold	0%	Below 25th Percentile	0%	Below 70% of Target

  PSU Awards Vesting in 2014 and 2015

        PSU awards granted in 2012 with respect to the 2012-2014 performance period were settled in early 2015. The following table shows the EPS and TSR levels achieved over such awards' three-year performance period and the payout factor for these awards:

	2012	2013	2014	3 Year Average	Payout factor
EPS	144%	192%	83%	140%	2.00x
TSR	40%	80%	43%	54%	1.17x

        PSU awards granted in 2013 with respect to the 2013-2015 performance period were settled in early 2016. The following table shows the EPS and TSR levels achieved over such awards' three-year performance period and the payout factor. The difference in TSR achievement percentages from the PSU awards granted in 2012 for the years 2013 and 2014 are due to adjustments in the TSR peer group used for the 2012 grants and the 2013 grants, respectively:

	2013	2014	2015	3 Year Average	Payout factor
EPS	192%	83%	178%	151%	2.00x
TSR	79%	36%	93%	69%	1.76x

  Health and Related Benefits

        The Company's health and related plans include medical, dental, life, disability and accidental death and dismemberment coverage, and eligibility to participate in the Company's 401(k) retirement plan. The Company's health and related benefit programs are designed to be competitive with other similarly sized and situated companies. The plans offered to executive officers are offered through broad-based plans applicable to all employees. Within the Company's 401(k) retirement plan, the Company matches an employee's pre-tax contributions to the plan at a rate of 50% of up to 5% of an employee's annual pay or up to the maximum allowed contribution pursuant to the Code.

  Perquisites

        The Company does not provide perquisites to any Named Executive Officers that are not provided to other employees. However, the Named Executive Officers are beneficiaries of increased levels of disability coverage that are only available to senior executives of the Company. The Company pays these increased premiums on behalf of the executives.

Rule of 75

        The Company's LTI awards are issued subject to the Rule of 75, which provides that if an executive retires from the Company at a time when the sum of his or her age and his or her years of service at the Company is greater than or equal to 75, then upon the executive's retirement, the executive will have been deemed to have satisfied the continuous employment requirement for any equity grant to vest. Pursuant to the Rule of 75, all equity grants will continue to vest only if certain performance measures are satisfied, but the requirement that the executive be employed by the Company at the time of vesting will be deemed to be satisfied. None of the Named Executive Officers had satisfied the Rule of 75 as of December 31, 2015.

Change in Control and Severance Benefits

        The Company's Named Executive Officers and other members of senior management serve as at-will employees of the Company without any guaranteed period of employment. However, the Committee believes that a senior executive severance policy paired with change in control agreements provide appropriate assurances to attract and retain qualified and talented individuals to serve as the Company's executive officers, permit the Company's executive officers to focus fully on improving the Company's operations and long-term success, and protect stockholder value by providing continuity of management during a transition period. The severance and change in control benefits are intended to be set at levels consistent with competitive practices and help ensure that the Company can attract and retain talented executives. These benefits also help ensure that senior executives remain focused on maximizing stockholder value in the context of an actual or potential transaction that might result in the loss or the diminution of their current positions. The Company believes that these benefits are reasonable and ultimately benefit stockholders. The Company previously provided executives with so-called Section 280G gross-ups, but in 2013 decided to not offer this type of benefit on a go forward basis with respect to newly hired executive officers. These arrangements are more fully described below under "Potential Termination Payments Upon Separation or a Change in Control".

Use of Tally Sheets

        The Committee routinely uses tally sheets to assist it in analyzing the Named Executive Officers' total compensation. Tally sheets provide the Committee with information about the following components of compensation paid over the preceding three-year period: cash compensation, including salary and annual incentive compensation, and LTI compensation. These tally sheets also provide the amounts payable in the event of voluntary or involuntary separation from service, death or disability, or a change in control resulting in termination. The Committee also reviews information regarding LTIs, including stock program statistics on share usage, analysis of current exercise values of outstanding option grants, and a summary of current and past performance share, RSU award, and PSU award results.

Stock Ownership Guidelines

        The Company's stock ownership guidelines require that within three years of being appointed an executive or other key employee, or being promoted to a position requiring increased ownership, an executive is required to beneficially own Common Stock, which includes all outstanding vested and unvested options and stock, having a market value or cost basis, whichever is higher, equal to at least the following multiple of his or her base salary (for purposes of calculating this multiple, the actual compensation expense incurred by the Company related to the equity grant is used only if it is greater than the current market value of the equity grant):

Level	Base Salary Multiple
Chief Executive Officer	5
Chief Operating Officer	3
Chief Financial Officer	3
Senior Vice President—Service	2
Chief Accounting Officer	1
General Counsel	1

        As of December 31, 2015, each of the executive officers was in compliance with the stock ownership guidelines.

Executive Compensation Recovery Policy

        The Company's executive compensation recovery, or "clawback," policy provides that, to the extent permitted by applicable law, the Board may seek to recoup—or "claw back"—any cash compensation paid to executive officers and certain other officers identified by the Board where the payment was predicated upon the achievement of certain financial results that were satisfied based upon such officer's intentional fraudulent or illegal conduct. The Board has the sole discretion in determining whether the officer's conduct has or has not met any particular standard of conduct. The Board may, in its sole discretion after considering the best interests of the Company, determine not to recover such payment. In the event that a restatement of the Company's financial statements is required, the Company will seek to recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002.

Anti-Hedging/Pledging Policy

        We prohibit our directors and executive officers from hedging their ownership of the Company's stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt. Directors and executive officers are prohibited from purchasing the Company's stock on margin, borrowing against the Company's stock held in a margin account, or pledging the Company's stock as collateral for a loan.

Risk Considerations in our Compensation Policies

        The Committee regularly reviews our various compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company or our stockholders. In reaching this conclusion, the Committee considered the following: (i) balanced performance targets; (ii) the Company's "clawback" policy; (iii) the Company's required stock ownership guidelines; (iv) EPS performance metrics that are uniformly applied to all senior executives; (v) three-year vesting periods for LTI compensation; and (vi) the Company's "anti-hedging/pledging policy.

Impact of Accounting and Tax Treatment on Compensation

        Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for a company's named executive officers, other than its chief financial officer, unless compensation qualifies as performance-based under such section. The Compensation Committee takes into consideration the potential deductibility of the compensation payable under our plans as one of the factors to be considered when establishing the Company's executive compensation program. However, the Compensation Committee believes that its primary responsibility is the Company's success. Accordingly, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions, in whole or in part, under Section 162(m) or that may otherwise be limited as to tax deductibility.

        The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. If accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary of Executive Compensation

        The following table includes information regarding the compensation paid to or earned by the Named Executive Officers during each of 2015, 2014 and 2013. For more information about the components of total compensation during the fiscal 2015 year please refer to the following subsections of the "Compensation Discussion and Analysis" section:

  •
  "Base Salary" for information about salary;

  •
  "Annual Incentive Plan" for information about short-term incentives and other non-equity incentives;

  •
  "Long-term Incentives" for information about stock and option grants; and

  •
  "Health and Related Benefits" and "Perquisites" for all other compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Brian E. Lane,	2015	$585,000	$0	$614,244	$218,683	$880,425	$10,156	$2,308,508
President and Chief	2014	$515,000	$0	$540,753	$248,733	$161,725	$9,729	$1,475,940
Executive Officer	2013	$500,000	$0	$525,003	$225,049	$546,150	$9,346	$1,805,548
William George,	2015	$382,000	$0	$374,368	$133,278	$582,894	$8,234	$1,480,774
Executive Vice President	2014	$370,800	$0	$363,382	$167,145	$151,557	$7,882	$1,060,766
and Chief Financial Officer	2013	$360,000	$0	$352,799	$151,233	$411,480	$7,604	$1,283,116
James Mylett,	2015	$310,000	$0	$217,000	$77,258	$378,572	$7,787	$990,617
Senior Vice President—	2014	$300,000	$200,000	$210,004	$96,595	$0	$7,730	$814,329
Service	2013	$72,412	$200,000	$0	$0	$0	$1,406	$273,818
Trent T. McKenna,	2015	$323,000	$0	$226,094	$80,499	$296,643	$7,621	$933,857
Senior Vice President,	2014	$293,550	$0	$205,486	$94,517	$72,006	$7,585	$673,144
General Counsel, and Secretary	2013	$285,000	$0	$199,502	$85,519	$184,110	$7,306	$761,437
Julie S. Shaeff,	2015	$255,000	$0	$133,877	$47,665	$228,455	$7,839	$672,836
Senior Vice President and	2014	$247,200	$0	$129,781	$59,698	$60,637	$7,604	$504,920
Chief Accounting Officer	2013	$240,000	$0	$125,999	$54,010	$152,784	$7,293	$580,086

(1)
Represents guaranteed bonus payments payable pursuant to Mr. Mylett's offer of employment with the Company for each of 2013, 2014, and 2015, to the extent that his annual incentive plan award in such year was less than $200,000.

(2)
Reflects the aggregate grant date fair value of PSUs and RSUs (based on the probable outcome per accounting guidelines of the performance conditions as of the date of grant) granted to the Named Executive Officers in the applicable year, excluding the effect of estimated forfeitures. The aggregate grant date fair value of the equity awards was computed in accordance with FASB ASC Topic 718. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2015 fiscal year for a discussion of the relevant assumptions used in calculating the value of these awards. For these purposes, the fair value of the performance awards is computed based on performance at the target level. The aggregate grant date fair value will likely vary from the actual amount the Named Executive Officer receives based on a number of factors, including stock price fluctuations and variances from valuation assumptions.

The PSUs are denominated in dollars and, to the extent earned, will be settled in the Company's Common Stock based on the market value of the Company's Common Stock following the applicable performance period. PSUs vest if, and to the degree that, the Company meets certain objective, pre-established performance measures relating to total shareholder return compared to certain comparable companies and EPS performance. The aggregate grant date fair value of the PSUs granted during 2015, assuming achievement of the highest level of performance, was $702,000 for Mr. Lane, $427,840 for Mr. George, $248,000 for Mr. Mylett, $258,400 for Mr. McKenna, and $153,000 for Ms. Shaeff.

The RSUs are scheduled to vest in equal amounts over three years, subject to the Named Executive Officer's continued employment with the Company and are subject to forfeiture in certain circumstances.

For more information on the RSUs and PSUs granted to Named Executive Officers during 2015, see the Grants of Plan-Based Awards table and footnotes.

(3)
Reflects the aggregate grant date fair value of the stock options granted to the Named Executive Officers in the applicable year and was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2015 fiscal year for a discussion of the relevant assumptions made in valuing these awards. The aggregate grant date fair value will likely vary from the actual amount the Named Executive Officer receives based on a number of factors, including stock price fluctuations, timing of sale, and variances from valuation assumptions.

For more information on the stock options granted to Named Executive Officers during 2015, see the Grants of Plan-Based Awards table and related footnotes.

(4)
Reflects annual incentive plan awards earned based upon the satisfaction of specified performance criteria. For more information on the incentive compensation paid to Named Executive Officers for 2015, see the section of the CD&A titled "Annual Incentive Plan."

(5)
Reflects the following amounts:

	401(k) Match	Executive Disability & Group Term Life	Fitness(1)
Brian E. Lane	$6,500	$3,416	$240
William George	$6,500	$1,494	$240
James Mylett	$6,500	$1,287	$0
Trent T. McKenna	$6,500	$881	$240
Julie S. Shaeff	$6,500	$1099	$240

(1)
Reflects reimbursement of health-club dues pursuant to a wellness plan available to all employees in the Company's corporate headquarters.

Grants of Plan-Based Awards

        The following table provides information concerning awards under the Company's annual incentive plan and equity incentive plan during 2015. For further information related to grants of plan-based awards, see the section of the CD&A titled "Annual Incentive Plan" and the section of the CD&A titled "Long-term Incentives".

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Date of Compensation Committee or Board Action
Name	Grant Date(1)		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Brian E. Lane	1/1/15	12/17/14	$111,150	$321,750	$906,750	—	—	—	—	—	—	—
	3/25/15	3/25/15	—	—	—	$43,875	$351,000	$702,000	—	—	—	$351,000
	3/25/15	3/25/15	—	—	—	—	—	—	13,383	—	—	$263,244
	3/25/15	3/25/15	—	—	—	—	—	—	—	34,547	$19.67	$218,683
William George	1/1/15	12/17/14	$72,580	$210,100	$592,100	—	—	—	—	—	—	—
	3/25/15	3/25/15	—	—	—	$26,740	$213,920	$427,840	—	—	—	$213,920
	3/25/15	3/25/15	—	—	—	—	—	—	8,157	—	—	$160,448
	3/25/15	3/25/15	—	—	—	—	—	—	—	21,055	$19.67	$133,278
James Mylett	1/1/15	12/17/14	$58,900	$170,500	$410,750	—	—	—	—	—	—	—
	3/25/15	3/25/15	—	—	—	$15,500	$124,000	$248,000	—	—	—	$124,000
	3/25/15	3/25/15	—	—	—	—	—	—	4,728	—	—	$93,000
	3/25/15	3/25/15	—	—	—	—	—	—	—	12,205	$19.67	$77,258
Trent T. McKenna	1/1/15	12/17/14	$35,530	$113,050	$306,850	—	—	—	—	—	—	—
	3/25/15	3/25/15	—	—	—	$16,150	$129,200	$258,400	—	—	—	$129,200
	3/25/15	3/25/15	—	—	—	—	—	—	4,926	—	—	$96,894
	3/25/15	3/25/15	—	—	—	—	—	—	—	12,717	$19.67	$80,499
Julie S. Shaeff	1/1/15	12/17/14	$28,050	$89,250	$242,250	—	—	—	—	—	—	—
	3/25/15	3/25/15	—	—	—	$9,563	$76,500	$153,000	—	—	—	$76,500
	3/25/15	3/25/15	—	—	—	—	—	—	2,917	—	—	$57,377
	3/25/15	3/25/15	—	—	—	—	—	—	—	7,530	$19.67	$47,665

(1)
For purposes of this column, the grant date for the non-equity incentive plan awards is the date the performance period began.

(2)
Reflects amounts payable under 2015 annual incentive plan awards based on individual and Company performance targets for 2015, which are described in greater detail in the subsection of the CD&A titled "Annual Incentive Plan." For purposes of this table, it is assumed that each executive realizes 10% of the Individual Performance Incentive at threshold, 100% at target, and 200% at maximum.

(3)
Reflects amounts payable under PSUs based on the satisfaction of Company performance targets granted as part of each Named Executive Officer's LTI award. The threshold amount is calculated based on the minimum amount that a recipient could earn if eligible for any portion of the PSUs to be paid and settled. For additional information about the Company's LTI awards, see footnote 2 of the Summary Compensation Table and the subsection of the CD&A titled "Long-term Incentives."

(4)
Reflects RSUs granted as part of each Named Executive Officer's LTI awards.

(5)
Reflects the grant date fair value of awards, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the PSUs, the value is the value at the grant date based on the probable outcome of the performance conditions. For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information concerning unexercised stock options, unvested restricted stock units and unvested dollar-denominated performance restricted stock units held at December 31, 2015.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(4)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)(5)
Brian E. Lane	11,369		$13.15	3/26/2018
	19,389		$11.00	3/26/2019
	19,124		$12.46	3/25/2020
	21,122		$13.87	3/24/2021
	54,247		$11.21	3/26/2022
	29,648	14,828	$13.86	3/20/2023
	13,286	26,575	$16.15	3/19/2024
		34,547	$19.67	3/25/2025
					28,362	$806,048
					19,855	$564,286
							21,745	$618,000
							24,700	$702,000
William George	18,120		$13.15	3/26/2018
	19,124		$12.46	3/25/2020
	19,151		$13.87	3/24/2021
	36,454		$11.21	3/26/2022
	19,923	9,965	$13.86	3/20/2023
	8,928	17,858	$16.15	3/19/2024
		21,055	$19.67	3/25/2025
					18,223	$517,898
					13,342	$379,200
							14,612	$415,296
							15,054	$427,840
James Mylett	5,159	10,321	$16.15	3/19/2024
		12,205	$19.67	3/25/2025
					8,444	$239,979
							8,444	$240,000
							8,726	$248,000
Trent T. McKenna	6,488		$13.15	3/26/2018
	7,266		$13.87	3/24/2021
	20,614		$11.21	3/26/2022
	11,266	5,635	$13.86	3/20/2023
	5,048	10,099	$16.15	3/19/2024
		12,717	$19.67	3/25/2025
					10,619	$301,792
					7,544	$135,429
							8,263	$234,840
							9,092	$258,400
Julie S. Shaeff	4,155		$11.94	3/28/2017
	7,201		$13.15	3/26/2018
	8,608		$11.00	3/26/2019
	7,599		$12.46	3/25/2020
	7,266		$13.87	3/24/2021
	3,019		$11.21	3/26/2022
	7,115	3,559	$13.86	3/20/2023
	3,189	6,378	$16.15	3/19/2024
		7,530	$19.67	3/25/2015
					6,512	$185,071
					4,765	$135,429
							5,218	$148,320
							5,383	$153,000

(1)
Mr. Lane's 14,828 unexercisable options are scheduled to vest on April 1st of 2016; Mr. Lane's 26,575 unexercisable options are scheduled to vest in equal amounts on April 1st of 2016 and 2017; Mr. Lane's 34,547 unexercisable options are scheduled to vest in equal amounts on April 1st of 2016, 2017, and 2018.

Mr. George's 9,965 unexercisable options are scheduled to vest on April 1st of 2016; Mr. George's 17,858 unexercisable options are scheduled to vest in equal amounts on April 1st of 2016 and 2017; Mr. George's 21,055 unexercisable options are scheduled to vest in equal amounts on April 1st of 2016, 2017, and 2018.

Mr. Mylett's 10,321 unexercisable options are scheduled to vest in equal amounts on April 1st of 2016 and 2017; Mr. Mylett's 12,205 unexercisable options are scheduled to vest in equal amounts on April 1st of 2016, 2017, and 2018.

Mr. McKenna's 5,635 unexercisable options are scheduled to vest on April 1st of 2016; Mr. McKenna's 10,099 unexercisable options are scheduled to vest in equal amounts on April 1st of 2016 and 2017; Mr. McKenna's 12,717 unexercisable options are scheduled to vest in equal amounts on April 1st of 2016, 2017, and 2018.

Ms. Shaeff's 3,559 unexercisable options are scheduled to vest on April 1st of 2016; Ms. Shaeff's 6,378 unexercisable options are scheduled to vest in equal amounts on April 1st of 2016 and 2017; Ms. Shaeff's 7,530 unexercisable options are scheduled to vest in equal amounts on April 1st of 2016, 2017, and 2018.

(2)
Mr. Lane's 28,362 unvested RSUs consist of 14,656 RSUs scheduled to vest on April 1st of 2016, 9,244 RSUs scheduled to vest on April 1st of 2017, and 4,462 RSUs scheduled to vest on April 1st of 2018.

Mr. George's 18,223 unvested RSUs consist of 9,570 RSUs scheduled to vest on April 1st of 2016, 5,933 RSUs scheduled to vest on April 1st of 2017, and 2,720 RSUs scheduled to vest on April 1st of 2018.

Mr. Mylett's 8,444 unvested RSUs consist of 3,434 RSUs scheduled to vest on April 1st of 2016, 3,434 RSUs scheduled to vest on April 1st of 2017, and 1,576 RSUs scheduled to vest on April 1st of 2018.

Mr. McKenna's 10,619 unvested RSUs consist of 5,517 RSUs scheduled to vest on April 1st of 2016, 3,460 RSUs scheduled to vest on April 1st of 2017, and 1,642 RSUs scheduled to vest on April 1st of 2018.

Ms. Shaeff's 6,512 unvested RSUs consist of 3,419 RSUs scheduled to vest on April 1st of 2016, 2,120 RSUs scheduled to vest on April 1st of 2017, and 973 RSUs scheduled to vest on April 1st of 2018.

The number of units in the second row of this column relates to the PSU awards for the 2013-2015 performance period. The 3-year average performance payout factor for the EPS component of these awards was 2.00x, subject to Compensation Committee certification in early 2016. The 3-year average performance payout factor for the TSR component of these awards was 1.762x, subject to Compensation Committee certification in early 2016. The number of units has been determined by dividing the cash value of the awards earned based on actual performance by $28.42, the closing price of a share of the Company's Common Stock on December 31, 2015. The actual number of shares that will be delivered in respect of these awards may be different.

(3)
The market value is based on the closing price of a share of the Company's Common Stock as of December 31, 2015 ($28.42) for unvested RSUs, and is based on the actual amount earned under the PSU awards for the 2013-2015 performance period, given that these awards are cash-denominated awards.

(4)
The number of shares in this column relates to outstanding PSU awards for the 2014-2016 and 2015-2017 performance periods. The number of shares underlying PSU awards is determined by calculating the market value of shares of Common Stock underlying such PSUs awards assuming maximum performance is achieved, as described in more detail in footnote 4 below, divided by the closing share price of a share of Common Stock on December 31, 2015 ($28.42). The actual number of shares that will be delivered in respect of outstanding PSU awards will depend on the performance achieved for the relevant performance periods and the market value of shares of Common Stock.

(5)
PSU awards are denominated in dollar amounts and are settled by delivery of shares of Common Stock following the end of the applicable performance period. PSU awards are subject to both time-based and performance-based vesting; and vest only to the extent that the relevant performance metrics are achieved during the applicable performance period. Thus, at any time prior to the end of the applicable performance period, the exact number of shares of Common Stock underlying unvested PSU awards is not readily identifiable. Instead, the Company has included the dollar value that a Named Executive Officer would have earned under outstanding PSU awards for each of the 2014-2016 and 2015-2017 performance periods assuming achievement of maximum performance as of December 31, 2015.

Option Exercises and Stock Vested

        The following table provides information on option exercises and stock vested in 2015 related to the Named Executive Officers and the resulting value realized.

	Option Awards		RSU Awards		PSU Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Brian E. Lane	22,039	$335,754	16,886	$355,281	22,609	$475,693
William George	48,964	$796,636	11,347	$238,741	15,193	$319,661
James Mylett	0	$0	1,857	$39,071	0	$0
Trent T. McKenna	22,225	$237,368	6,416	$134,993	8,591	$179,240
Julie S. Shaeff	13,500	$154,990	4,052	$85,254	5,426	$114,163

(1)
The value realized on the exercise of stock options is the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the option.

(2)
The value realized on the vesting of RSU awards is the average of the high and low stock price of the Company's Common Stock on the vesting date.

(3)
Represents PSUs that were earned with respect to the 2012-2014 performance period and that were settled in early 2015. The value realized on the vesting of PSU awards is calculated based on the market value of the Company's Common Stock following the end of the performance period.

  Pension Benefits

        We currently have no defined benefit pension plans.

  Nonqualified Deferred Compensation

        We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Termination Payments Upon Separation or a Change in Control

        Prior to March 26, 2008, the Company had included change in control and severance arrangements in the employment agreements with Messrs. Lane, and George, as well as Ms. Shaeff and Mr. McKenna. On March 26, 2008, the Compensation Committee concluded its plan to terminate all executive employment arrangements by requesting that all Named Executive Officers relinquish their rights pursuant to their employment agreements. As consideration, the Committee enacted an Executive Severance Policy and entered into a change in control agreement with each executive.

        Under the Executive Severance Policy, in addition to providing outplacement assistance of up to $50,000 and reimbursing former executives' insurance premiums for continuing COBRA coverage under the Company's policies for up to 12 months if they do not have insurance coverage available through another employer, the plan provides for the Company's payment of the following lump-sum amount if an executive's employment is terminated by the Company without cause, and not due to death or disability:

  •
  Two times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus) for the Chief Executive Officer or the President;

  •
  One and one-half times such amounts for the Chief Financial Officer, Chief Operating Officer, or an Executive Vice President;

  •
  One times such amounts for the Chief Accounting Officer, Chief Legal Officer or General Counsel, and certain specified Senior Vice Presidents; and

  •
  One-half times such amounts for any other employees who have been subject to reporting under Section 16 of the Exchange Act at the Company or otherwise designated by the Committee to participate in the plan, but not at a different participation level.

        In the case of death or disability, the Executive Severance Policy provides for the Company's payment of a one-time lump-sum amount equal to the executive's annual base salary reduced by any benefits payable under Company-paid life or disability insurance policies. No amounts are paid under the policy on a voluntary termination of employment or a termination by the Company for cause.

        The Company has also entered into change in control agreements with the Named Executive Officers that provide severance benefits in connection with certain qualifying terminations following a change in control. Severance benefits under the change in control agreements are triggered in case of a termination by the Company (or its successor) without cause or by the executive for good reason within 12 months following the change in control event. Agreements entered into in 2008 also provide for severance benefits if the executive resigns from the Company within 90 days following the change in control event. Agreements entered into after 2008 do not include this feature and are double trigger. These agreements provide for the Company's payment of the following lump-sum amount to an executive upon a qualifying termination following a change in control event:

  •
  Two times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus) for Messrs. Lane and George; and

  •
  One times such amounts for Mr. Mylett, Ms. Shaeff, and Mr. McKenna.

        Under the change in control agreements, the Named Executive Officers, other than Mr. Mylett, may be entitled to excise tax gross ups in connection with change in control payments in certain circumstances. The Company eliminated the practice of providing for gross up payments in change in control or other agreements on a going forward basis, which is why Mr. Mylett's 2013 change in control agreement does not provide for any gross up payments.

        Under the change in control agreements, unvested equity awards held by the Named Executive Officers vest in full the event of a change in control.

        Regardless of the reason for termination, the Named Executive Officers must execute a release of claims and are subject to a one-year non-compete agreement.

  Summary of Potential Payments

        The following table provides the lump-sum payments that would have been made to each Named Executive Officer if his or her employment had been terminated on December 31, 2015, other than in connection with a change in control.

	For Cause	Death(1)	Disability(2)	Without Cause(3)
Brian E. Lane	$0	$585,000	$585,000	$2,979,837
William George	$0	$382,000	$382,000	$1,489,963
James Mylett	$0	$310,000	$310,000	$386,908
Trent T. McKenna	$0	$323,000	$323,000	$662,265
Julie S. Shaeff	$0	$255,000	$255,000	$521,681

(1)
The Company maintains life insurance for each of the Named Executive Officers in an amount equal to the sum of the Named Executive Officer's annual base salary. The death benefit contained in the severance policy is paid net of insurance proceeds.

(2)
The Company maintains disability insurance for each of the Named Executive Officers in an amount equal to the sum of the Named Executive Officer's annual base salary. The disability benefit contained in the severance policy is paid net of insurance proceeds.

(3)
Consists of two times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus) for Mr. Lane; one and one-half times such amounts for Mr. George; and one times such amounts for Mr. Mylett, Mr. McKenna and Ms. Shaeff. In addition, the following amounts are included in the total for each executive as an estimate of one year of COBRA payments made by the Company on behalf of the Named Executive Officer over the 12 month period following termination: Mr. Lane—$23,987; Mr. George—$17,622; Mr. Mylett—$17,622; Mr. McKenna—$17,622; and Ms. Shaeff—$13,226. These COBRA reimbursements would be made by the Company to the Named Executive Officer, and they would cease if the Named Executive Officer obtained other insurance coverage. In no event would these COBRA reimbursements exceed 12 months. The total amount also reflects an estimate of $25,000 for outplacement services, which services are provided for in the policy, and are not to exceed $50,000.

        The following table provides the lump-sum payout and value of the accelerated vesting of equity awards that would have been received by each Named Executive Officer if his or her employment had been terminated in a qualifying termination, as described above, as a result of a change in control occurring on December 31, 2015.

	Cash(1)	Value of Early Vesting Equity(2)	Excise Tax Gross Up	Total Value
Brian E. Lane	$2,954,837	$2,610,305	$391,151	$5,956,293
William George	$1,947,410	$1,689,505	$13,820	$3,650,735
James Mylett	$706,194	$717,411	—	$1,423,605
Trent T. McKenna	$637,265	$979,646	$0	$1,616,911
Julie S. Shaeff	$496,681	$603,696	$0	$1,100,377

(1)
Assumes a change in control event occurring on December 31, 2015. Consists of two times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus) for Messrs. Lane and George; and one times such amounts for Mr. Mylett, Ms. Shaeff, and Mr. McKenna. Also includes payments made as reimbursements for COBRA for a one-year period after the change in control event; these payments would be made as reimbursements by the Company to the Named Executive Officer, and would cease if the Named Executive Officer obtained other insurance coverage.

(2)
The value of the acceleration of unvested stock options is determined based on the difference between the exercise price of the stock options and the closing price of a share of Common Stock on December 31, 2015 ($28.42). The value of the acceleration of unvested time-based RSUs is determined by multiplying the number of shares underlying the award by the closing price of a share of our Common Stock on December 31, 2015. PSUs for the 2013-2015, 2014-2016 and 2015-2017 performance periods has been determined by assuming that the awards vest and are paid out at target levels of performance.

Equity Compensation Plan Information

        The following table sets forth information about the Company's equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,100,174	(1)	$14.69	(2)	3,356,957
Equity compensation plans not approved by security holders	—		—		—
Total	1,100,174				3,356,957	(3)

(1)
Includes 724,110 stock options and 148,529 shares of time-vested stock or restricted stock units that have been granted but remain unvested as of December 31, 2015. Additionally, 227,535 shares of Common Stock may be issued upon the achievement of certain performance conditions under outstanding PSU awards. The PSU awards are dollar-denominated and paid in shares based on the market value of the shares following the end of the applicable performance period; for purposes of this table, the number of shares underlying outstanding PSU awards has been estimated based on current valuation of the awards and the closing market price of the Company's stock on December 31, 2015. The Company has no other securities to be issued upon exercise of outstanding options, warrants, or rights.

(2)
Shares of unvested restricted stock, restricted stock units, and PSUs are not factored into this average.

(3)
Reflects shares that are part of a fungible share plan, which means that each share granted that is not an option or a SAR is counted against the plan as two (2.0) shares.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, the committee recommended to the Company's Board of Directors the inclusion of the Compensation Discussion and Analysis in the Company's 2016 proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee.

Members of the Compensation Committee
Alan P. Krusi (Chair) Darcy G. Anderson Herman E. Bulls Franklin Myers Vance W. Tang

        The preceding "Compensation Committee Report" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company incorporates it by reference into such filing.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. The committee is made up solely of independent directors, as defined in the applicable NYSE and SEC rules, and it operates under a written charter, amended and effective as of March 2016 and approved by the Board of Directors, which is available on the Company's website at http://governance.comfortsystemsusa.com.

        Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

        As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with management and with the Company's independent auditors, Ernst & Young LLP, the audited financial statements of the Company for the fiscal year ended December 31, 2015. The committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit. The Audit Committee also has discussed with Ernst & Young LLP, the auditors' independence from the Company and its management, including the matters in the written disclosures the committee received from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 and for filing with the SEC.

Members of the Audit Committee
Constance E. Skidmore (Chair) Alan P. Krusi James H. Schultz Franklin Myers Vance W. Tang

        The preceding "Report of the Audit Committee" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company incorporates it by reference into such filing.

 OTHER INFORMATION

Compensation Committee Interlocks and Insider Participation

        Messrs. Anderson, Bulls, Krusi, Myers, and Tang, none of whom is or was an officer or employee of the Company or any of our subsidiaries through 2015, served on the Compensation Committee during 2015. None of the Company's executive officers serve on the board of directors or compensation committee, or any other committee serving an equivalent function, of another company that employs any member of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2015, all directors, officers, and beneficial holders of more than 10% of any class of equity securities of the Company complied with all filing requirements, except it was determined that the Company failed to timely report via Form 4 the annual equity grant to each of Messrs. Lane, George, Mylett, McKenna and Ms. Shaeff by four business days, and a sale of 2,500 shares by Mr. Krusi pursuant to a Rule 10b5-1 plan by three business days.

Householding of Stockholder Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing to the Company at the following address: Comfort Systems USA, Office of the General Counsel, 675 Bering Drive, Suite 400, Houston, Texas 77057 or upon oral request directed to the Company's Office of the General Counsel at (713) 830-9600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder's bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.

Certain Relationships and Related Transactions

        In March 2011, the Board adopted a written Related Person Transactions Policy that codifies the Company's policies and procedures regarding the identification, review, consideration, and approval or ratification of "related person transactions." For purposes of this policy only, a "related party transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "related person" are, were, or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation directly paid to a Named Executive Officer or director for services provided directly to the Company in their role as an employee or director shall not be considered related person transactions under the policy. A "related person" is any executive officer, director, or more than 5% stockholder of the Company, including any immediate family members of such persons, and any entity owned or controlled by such persons.

        Under the Company's Related Person Transactions Policy, where a transaction has been identified as a potential related person transaction, the Company's management shall present such potential related person transaction to the Audit Committee for review, consideration, and approval or ratification. The presentation shall include all information reasonably necessary for the Committee to determine the benefits of the related-party transaction and whether the related-party transaction is commercially comparable to an otherwise unrelated transaction of similar nature and management's recommendation related thereto. This process is to be used for both approvals as well as ratifications under the policy.

        The Audit Committee, in approving or rejecting the proposed related person transaction, considers all the relevant facts and circumstances deemed relevant by and available to the Audit Committee, including, but not limited to (i) the risks, costs and benefits to the Company, (ii) the impact on a director's independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The Audit Committee approves only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the Company's best interests and those of the Company's stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

        From time to time, the Company or its subsidiaries may have employees who are related to our executive officers or directors. David Giardinelli, the brother of Alfred Giardinelli, one of our directors, was employed by a subsidiary of the Company as a salesman during the fiscal year ended December 31, 2015. David Giardinelli does not receive a salary but instead receives compensation based on commissions. In 2015, David Giardinelli received approximately $151,784 in earned commissions. The Audit Committee ratified David Giardinelli's compensation pursuant to our Related Person Transactions Policy. Travis Giardinelli, the son of Alfred Giardinelli, one of our directors, was employed by a subsidiary of the Company as a salesman during the fiscal year ended December 31, 2015. In 2015, his total compensation did not meet the threshold requiring Audit Committee approval pursuant to our Related Person Transactions Policy. Thomas Marnell, the brother-in-law of Brian Lane, our Chief Executive Officer and one of our directors, was employed by a subsidiary of the Company during the fiscal year ended December 31, 2015. In 2015, his total compensation did not meet the threshold requiring Audit Committee approval pursuant to our Related Person Transactions Policy.

        See the section above titled "Compensation Committee Interlocks and Insider Participation" for other information required to be disclosed here.

Interest of Certain Persons in Matters to Be Acted Upon

        The Named Executive Officers and directors of the Company do not have any substantial interest in the matters to be acted upon at the Annual Meetings, other than in their roles as officers or directors of the Company.

Stockholder Proposals for 2017 Annual Meeting

        Stockholders who wish to present proposals for inclusion in the Company's proxy materials for the 2017 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by the Company at its principal executive offices on or before [                        ], 2016.

        Under the Company's current Bylaws, proposals of business and nominations for directors other than those to be included in the Company's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the Bylaws. In accordance with the Company's Bylaws, to be considered timely a proposal or nominations submitted for consideration at the 2017 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the 2016 Annual Meeting of Stockholders. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

Other Business

        The Board knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable, subject to the NYSE's rules on the exercise of discretionary authority.

Form 10-K and Annual Report to Stockholders

        A copy of the Company's Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

Appendix A

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COMFORT SYSTEMS USA, INC.

        Comfort Systems USA, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

  1.
  The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article 5 thereof in its entirety and replacing it with the following:

    "At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be the directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide."

  2.
  The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, Comfort Systems USA, Inc. has caused this Certificate to be executed by its duly authorized officer on this    day of            , 2016.

COMFORT SYSTEMS USA, INC.
By:
Name:
Title:

A-2

ANNUAL MEETING OF STOCKHOLDERS OF COMFORT SYSTEMS USA, INC. May 19, 2016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://proxy2016.comfortsystemsusa.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20930330000000000000 4 051916 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP ThE NAMED ExECUTIvE OFFICERS. CERTIFICATE OF INCORPORATION. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, A VOTE "FOR" PROPOSAL 3 AND A VOTE “FOR” PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF NINE DIRECTORS FOR TERMS ExPIRING AT ThE 2017 ANNUAL MEETING; NOMINEES: FOR ALL NOMINEESO Darcy G. Anderson O herman E. Bulls WITHHOLD AUTHORITYO Alfred J. Giardinelli, Jr. FOR ALL NOMINEESO Alan P. Krusi O Brian E. Lane FOR ALL EXCEPTO Franklin Myers (See instructions below)O James h. Schultz O Constance E. Skidmore O vance W. Tang INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016. 3. ADvISORY vOTE TO APPROvE ThE COMPENSATION OF 4. TO APPROvE AN AMENDMENT TO ARTICLE FIvE OF ThE COMPANY’S SECOND AMENDED AND RESTATED You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying proxy statement and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, is hereby acknowledged. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE. To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

ANNUAL MEETING OF STOCKHOLDERS OF COMFORT SYSTEMS May 19, 2016 USA, INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. have your proxy card available when you call. vote online/phone until 11:59 PMESTthe day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. INPERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20930330000000000000 4 051916 AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING ThE NAMED ExECUTIvE OFFICERS. COMPANY’S SECOND AMENDED AND RESTATED changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, A VOTE "FOR" PROPOSAL 3 AND A VOTE “FOR” PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF NINE DIRECTORS FOR TERMS ExPIRING AT ThE 2017 ANNUAL MEETING; NOMINEES: FOR ALL NOMINEESO Darcy G. Anderson O herman E. Bulls WITHHOLD AUTHORITYO Alfred J. Giardinelli, Jr. FOR ALL NOMINEESO Alan P. Krusi O Brian E. Lane FOR ALL EXCEPTO Franklin Myers (See instructions below)O James h. Schultz O Constance E. Skidmore O vance W. Tang INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP FIRM FOR 2016. 3. ADvISORY vOTE TO APPROvE ThE COMPENSATION OF 4. TO APPROvE AN AMENDMENT TO ARTICLE FIvE OF ThE CERTIFICATE OF INCORPORATION. You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying proxy statement and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, is hereby acknowledged. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE. To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://proxy2016.comfortsystemsusa.com COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

0 COMFORT SYSTEMS USA, INC. ANNUAL MEETING OF STOCKHOLDERS Solicited by the Board of Directors of Comfort Systems USA, Inc. The undersigned hereby appoints Brian E. Lane and Trent T. McKenna, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 19, 2016, or at any adjournment or postponement thereof. ALL SHARES WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. (Continued and to be signed on the reverse side) 14475 1.1